NOTICE OF

2003 ANNUAL MEETING

OF STOCKHOLDERS

AND PROXY STATEMENT

Meeting Date:

Monday, September 22, 2003
at 11:00 a.m. (CDT)

Meeting Place:

Children’s Theatre Company
2400 Third Avenue South
Minneapolis, Minnesota

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P.O. Box 1113 Minneapolis, MN 55440 Stephen W. Sanger Chairman of the Board and Chief Executive Officer

August 11, 2003

Dear Stockholder:

It is my pleasure to invite you to General Mills’ 2003 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 22, 2003, at 11:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Stockholders and Proxy Statement, and give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

     This booklet includes the Notice of Annual Meeting as well as Proxy Statement, which provides information about General Mills in addition to describing the business we will conduct at the meeting.

     We hope you will be able to attend the annual meeting. If you need special assistance at the meeting because of a disability, please contact the Company Secretary at the address above. Whether or not you expect to attend, please vote your proxy so your shares will be voted at the meeting. You may vote by telephone if you reside in the United States or Canada, via the Internet (see the instructions on the proxy card) or by signing and mailing the proxy card in the enclosed envelope.

Sincerely,

iii

iv

P.O. Box 1113 Minneapolis, MN 55440 Siri S. Marshall Secretary

NOTICE OF
2003 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2003

August 11, 2003

Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 22, 2003, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to

     1.   Elect 14 directors;

     2.  Approve KPMG LLP as General Mills’ independent auditor for fiscal year 2004;

     3.  Adopt the General Mills, Inc. 2003 Stock Compensation Plan; and

     4.  Act on any other proper business of the meeting.

The record date for the annual meeting is July 24, 2003. If you held General Mills stock at the close of business on that date, or, on that date still held shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the Company’s 1997 acquisition of the Ralcorp branded cereal and snack businesses, you can vote at the annual meeting.

At the meeting, we also will report on General Mills’ 2003 business results and other matters of interest to stockholders.

Sincerely,

v

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GENERAL MILLS, INC.
PROXY STATEMENT
FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
MONDAY, SEPTEMBER 22, 2003

PROPOSALS YOU ARE ASKED TO VOTE ON

        This Proxy Statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. We first mailed the Proxy Statement and proxy card to stockholders on or about August 11, 2003.

ITEM NO. 1.  Election of Directors

        Fourteen current directors are recommended for election to the Board of Directors at the annual meeting. Detailed information on all of these nominees is provided on pages 6 through 9. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their retirement, resignation or removal. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person unless you instruct us otherwise on your proxy card.

        The Board of Directors unanimously recommends a vote FOR each director nominee.

ITEM NO. 2.  Approval of the Appointment of Independent Auditor

        The Audit Committee of the Board of Directors, which is composed entirely of independent, non-employee directors, selects and hires the independent public accountant to audit the Company's books, subject to ratification by the Company's stockholders. The Audit Committee has selected KPMG LLP to audit the Company's consolidated financial statements for the fiscal year beginning May 26, 2003.

        Representatives of KPMG LLP will attend the annual meeting, where they will have the opportunity to make a statement and answer questions. If stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee would reconsider its recommendation.

        The Board of Directors unanimously recommends a vote FOR the appointment of KPMG LLP as independent auditor for fiscal year 2004.

Item No. 3.  Adoption of the General Mills, Inc. 2003 Stock Compensation Plan

        The General Mills, Inc. 2003 Stock Compensation Plan is presented to the stockholders for their approval. The Plan provides a stock compensation program to attract and retain key employees of the Company. The Plan, if adopted by stockholders, will replace the General Mills, Inc. 1998 Employee Stock Plan and the General Mills, Inc. 1998 Senior Management Stock Plan. More detailed information about the Plan can be found on pages 26 through 30.

        The Board of Directors unanimously recommends a vote FOR the approval of the General Mills, Inc. 2003 Stock Compensation Plan.

        If you sign and return the proxy card, or use telephone or internet voting, but do not specify how you want to vote your shares on any particular matter, we will vote your shares FOR the election of each director nominee, FOR the appointment of KPMG LLP as the independent auditor and FOR the approval of the General Mills, Inc. 2003 Stock Compensation Plan.

Other Business

        We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INDEPENDENCE

        General Mills has a long-standing commitment to good corporate governance practices. These practices provide an important framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term vitality for the benefit of stockholders. Our corporate governance principles and practices (described below) have evolved over many years. They are reviewed annually by the Corporate Governance Committee and changes are recommended to the Board for approval as appropriate. The unchanging, fundamental premise of these principles, however, is the independent nature of the Board and its overarching responsibility to the Company's stockholders. Our governance principles are published on the Company's web site at www.generalmills.com in the Investor Information section.

Our Philosophy: Board Independence and Composition

•	The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has adopted criteria for independence based on those established or proposed by the New York Stock Exchange. On that basis, the Board has affirmatively determined that, except for the two directors nominated by Diageo plc, our largest shareholder, all of our non-employee directors are independent.

•	Director affiliations and transactions are regularly reviewed to ensure there are no conflicts or relationships with the Company that might impair a director's independence from the Company and management.

•	All Board committees except the Executive Committee are composed entirely of independent, non-employee directors.

-	Committee and committee chair assignments are reviewed annually by the Corporate Governance Committee, which recommends Committee rosters to the full Board. Assignments are rotated to ensure that each Committee has an appropriate mix of tenure and experience.

•	All directors are elected annually.

•	Board members are expected to devote sufficient time and attention to carrying out their director duties and responsibilities to the Company and ensure that their other responsibilities do not materially interfere with their responsibilities as directors of General Mills.

•	Overall Board composition guidelines require a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. Final approval of director nominees is determined by the full Board, based on recommendation of the Corporate Governance Committee.

•	Well-defined selection criteria for individual directors stress independence, integrity, experience and sound judgment in areas relevant to the Company's businesses, a proven record of accomplishment, willingness to speak one's mind and commit sufficient time to the Board, and the ability to challenge and stimulate management. The Corporate Governance Committee uses a variety of sources, including executive search firms, to identify director candidates.

•	To ensure an appropriate balance between new perspectives and experienced directors:

-	Non-employee directors may serve no more than 15 years and must retire at age 70, or within five years of normal retirement from their principal organization, whichever first occurs.

-	Non-employee directors are expected to offer their resignation whenever their principal employment or affiliation changes after joining the Board, and the Corporate Governance Committee then decides whether the director should continue to serve.

-	Company officers who are directors are expected to resign from the Board when they cease to be employed by the Company.

Board Performance and Operations

•	Board meetings and background materials sent to directors focus on the Company's key strategic, leadership and performance issues.

-	Each year, the Board has formal reviews and discussions of the Company's annual and longer-term strategic business plans and the Company's management development and succession plans.

-	Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic themes. The Board also regularly reviews the Company's performance compared to its competitive peer companies.

-	The Board and its Committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues. Directors also have full access to Company officers and employees.

-	Committee responsibilities are detailed in their charters, and reports of Committee meetings are given to the full Board, which acts on their recommendations, as appropriate.

•	Annually, a master Board agenda is prepared covering recurring items and for planning purposes. The agenda and topics for Board and Committee meetings are developed through discussions between management and Board members. Information and data that is important to the issues to be considered are distributed in advance of each meeting.

•	Executive sessions without management directors present are scheduled at each Board and Committee meeting. A Committee Chair is designated as the presiding director for each executive session held without management directors present, based on the topics to be covered. At least annually, outside directors meet formally without management directors present to evaluate the Chief Executive Officer's performance. This session is led by the Chair of the Compensation Committee and includes a review of the CEO's annual accomplishments, compensation and his performance objectives for the next fiscal year. In advance of the meeting, the full Board conducts a formal CEO evaluation that includes input from all Board members and senior management. Following the executive session, the results of the evaluation are communicated to the CEO.

•	The Corporate Governance Committee has responsibility for corporate governance and Board organization and procedures. A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted regularly to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

•	New directors participate in an orientation program that includes discussions with senior management, background materials on the Company's strategic plan, organization and financial statements and visits to the Company's facilities.

•	Attached as Appendix C is the Company's Director Code of Conduct adopted by the Board in fiscal 2003. All directors are required to abide by the Code. The Corporate Governance Committee of the Board annually reviews and oversees compliance with the Director Code of Conduct.

•	The Board regularly reviews a report of recent executive officer transactions in Company securities.

Alignment with Stockholder Interests

•	Each director is expected to represent the interests of all stockholders, and not those of any particular stockholder or any single interest group.

•	A substantial portion of director compensation is linked to the Company's stock performance, and directors can elect to receive their entire Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as compensation until they own shares equal in market value to at least $250,000. The Compensation Committee is responsible for periodically reviewing Board compensation and recommending changes.

•	The Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership, including stock ownership targets, for key management employees. For more details, see the Report of the Compensation Committee on pages 21 through 25.

•	Senior management meets regularly with major institutional investors and stockholders, and reports to the Board on analyst and stockholder views of the Company.

Director Independence

        The Board has adopted criteria for determining whether a director is independent from management. The Board of Directors believes that a substantial majority of its members should be independent, non-employee directors. The Board annually reviews all commercial and charitable relationships that directors may have with the Company to determine whether the Company's directors are, in fact, independent. To assist it in determining director independence, the Board has established the following guidelines that are consistent with the current and proposed listing standards of the New York Stock Exchange:

•	No director who is a current employee of the Company may be considered independent.

•	A director will not be considered independent if, within the preceding five years,

-	the director or an immediate family member of the director has received more than $100,000 per year in direct compensation from the Company (other than director fees);

-	the director was employed by or affiliated with the Company's independent auditor;

-	an immediate family member of the director was employed by the Company's independent auditor in a professional capacity, including as a partner, principal or manager;

-	an executive officer of the Company was on the compensation committee of a company which employed the director or an immediate family member of the director as an officer; and

-	the director was an executive officer or employee of, or an immediate family member was an executive officer of, another company that does business with the Company and the annual revenue derived from that business by either company accounts for at least (i) $1,000,000 or (ii) 2 percent, whichever is greater, of the annual revenues of such company.

•	The following commercial or charitable relationships will not, by themselves, impair a director's independence:

-	a director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 2 percent of the total consolidated assets of the company he or she serves as an executive officer;

-	a director serves as an officer, director or trustee of a charitable organization and the Company's charitable contributions to such organization are less than the greater of (i) $100,000 or (ii) 2 percent of the organization's total annual charitable receipts; and

-	a director is an executive officer of another company that does business with the Company and the annual revenue derived from that business by either company accounts for less than (i) $1,000,000 or (ii) 2 percent, whichever is greater, of the annual revenues of such company.

•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in its proxy statement the basis for any determination by the Board that a relationship is not material if the relationship does not satisfy one of the specific categories of immaterial relationships identified above.

•	Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company (other than director fees).

        The Board has reviewed all transactions or relationships between each director, or any member of his or her immediate family, and the Company, its senior management and its independent auditor. Based on this review and in accordance with the Company's independence criteria, the Board has affirmatively determined that the following nine non-employee directors are independent from management: Livio D. DeSimone, William T. Esrey, Raymond V. Gilmartin, Judith Richards Hope, Robert L. Johnson, Heidi G. Miller, Hilda Ochoa-Brillembourg, A. Michael Spence and Dorothy A. Terrell.

        The Board has also determined that all Board committees, except the Executive Committee, which does not regularly meet, are composed entirely of independent, non-employee directors.

NOMINEES FOR THE BOARD OF DIRECTORS

Stephen R. Demeritt	Director since 1999
Stephen R. Demeritt, age 59, is Vice Chairman of the Company, with responsibility for General Mills' Big G Cereals, Snacks and Yoplait-Colombo businesses, General Mills Canada, consumer insights and advertising, Small Planet Foods, and the 8th Continent, Cereal Partners Worldwide and Snack Ventures Europe joint ventures. He has served as Vice Chairman since October 1999. Mr. Demeritt joined General Mills in 1969 and served in a variety of consumer food marketing positions. He was president of International Foods from 1991 to 1993 and from 1993 to 1999 was Chief Executive Officer of Cereal Partners Worldwide, our global cereal joint venture with Nestlé. Mr. Demeritt is a director of Eastman Chemical Company.

Livio D. Desimone	Director since 1989
Livio D. DeSimone, age 67, is the retired Chairman of the Board and Chief Executive Officer of 3M. Mr. DeSimone joined 3M in 1957 and served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and served as Chairman and Chief Executive Officer from 1991 until his retirement in January 2001. Mr. DeSimone is a director of Cargill Incorporated, Vulcan Materials Company, Milliken & Company, American Express Funds and Nexia Biotechnologies.

William T. Esrey	Director since 1989
William T. Esrey, age 63, is Chairman Emeritus of Sprint Corporation, a telecommunications company. Mr. Esrey served as Chairman of the Board for Sprint from 1990 to May 2003 and Chief Executive Officer from 1985 to March 2003. He is a director of Duke Energy Corp.

Raymond V. Gilmartin	Director since 1998
Raymond V. Gilmartin, age 62, has been Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, since November 1994. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. Mr. Gilmartin is a director of Microsoft Corporation and the Pharmaceutical Research and Manufacturers of America.

Judith Richards Hope	Director since 1989
Judith Richards Hope, age 62, is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, D.C. Ms. Hope is a director of Union Pacific Corporation, ThyssenKrupp Budd Company and Russell Reynolds Associates.

Robert L. Johnson	Director since 1999
Robert L. Johnson, age 57, is founder and Chief Executive Officer of Black Entertainment Television, a subsidiary of Viacom, Inc., which produces and distributes entertainment, news, sports, music and advertising through broadcast media, cable television and online communications. Mr. Johnson is a director of US Airways Group, Inc., Hilton Hotels Corporation and Strayer Education, Inc.

John M. Keenan	Director since October 31, 2001
John M. Keenan, age 66, is Chief Executive Officer of Grand Cru Consulting, Limited. He served as Chief Executive Officer of the Spirits and Wine division of Diageo plc from its formation in December 1997 until November 2001 and as the Chief Executive Officer of its predecessor company, International Distillers & Vintners, from 1996 to 1997. He was a director of both Diageo plc and Grand Metropolitan plc (parent company of IDV). He has had 35 years experience in the food industry, retiring as Chairman of Kraft Foods International in March 1996. He is a director of Marks & Spencer PLC, Tomkins PLC, The Body Shop International PLC and Amphora Fine Wine Fund PLC.

Heidi G. Miller	Director since 1999
Heidi G. Miller, age 50, is Executive Vice President and Chief Financial Officer of Bank One Corporation. Ms. Miller served as a director of Bank One from October 2000 to March 2002 until she was elected an executive officer. From January 2001 to March 2002, Ms. Miller was Vice Chairman of Marsh, Inc. From March 2000 to November 2000, she was Senior Vice President and Chief Financial Officer of priceline.com Incorporated. Prior to March 2000, Ms. Miller was Executive Vice President and Chief Financial Officer of Citigroup Inc., which was formed through the merger of Citibank and Travelers Group. She joined Travelers Group in 1992 as Vice President of Planning and Analysis and Assistant to the President and was promoted to Executive Vice President and Chief Financial Officer in 1995. Ms. Miller is a director of Merck & Company, Inc.

Hilda Ochoa-Brillembourg	Director since December 2002
Hilda Ochoa-Brillembourg, age 58, is founder, President and Chief Executive Officer of Strategic Investment Group and Managing Director of Emerging Markets Investment Corporation and Emerging Markets Management. From 1976 to 1987, she was Chief Investment Officer of the Pension Investment Division at the World Bank. Prior to joining the World Bank, she served as an independent consultant in the fields of economics and finance, a lecturer at the Universidad Catolica Andres Bello in Venezuela and as treasurer of the C.A. Luz Electricia de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a director of the World Bank/International Monetary Fund Credit Union and the Harvard Management Company, Inc.

Stephen W. Sanger	Director since 1992
Stephen W. Sanger, age 57, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G cereals. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Target Corporation, Donaldson Company, Inc., Wells Fargo & Company and the Grocery Manufacturers of America.

A. Michael Spence	Director since 1992
Dr. A. Michael Spence, age 59, is a partner of Oak Hill Venture Partners, a venture capital firm of Oak Hill Capital Partners. He is a professor emeritus at the Graduate School of Business at Stanford University and served as Professor of Management in the Graduate School of Business until August 2000 and as its Dean from 1990 to August 1999. Dr. Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990, he served as the Dean of the Faculty of Arts and Sciences at Harvard. He is a director of Nike, Inc., Siebel Systems, Inc., Torstar Corporation and Exult, Inc. In 2001, he received the Nobel Prize in Economic Sciences.

Dorothy A. Terrell	Director since 1994
Dorothy A. Terrell, age 58, is a partner of First Light Capital, a venture capital firm. Ms. Terrell served as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until August 31, 2002. She previously served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company, Lightbridge, Inc. and Herman Miller, Inc.

Raymond G. Viault	Director since 1996
Raymond G. Viault, age 58, is Vice Chairman of the Company with responsibility for General Mills' Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses. Mr. Viault joined the Company as Vice Chairman in 1996 from Philip Morris, where he had been based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault was with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is a director of VF Corporation and Newell Rubbermaid Inc.

Paul S. Walsh	Director since October 31, 2001
Paul S. Walsh, age 48, is Chief Executive Officer of Diageo plc, a global consumer goods company formed in December 1997 through the merger of Grand Metropolitan PLC and Guinness plc and is also Chief Executive Officer of its spirits and wine business, Guinness United Distillers & Vintners. He has been on the Board of Diageo plc since that merger. Mr. Walsh joined the Brewing division of Grand Met in 1982 and served in various financial positions in the Brewing, InterContinental Hotels and the Food businesses of GrandMet. In 1989, he took over sales and marketing responsibilities at the Pillsbury North America division of The Pillsbury Company, then a wholly owned subsidiary of GrandMet. In 1992, he was appointed Chief Executive Officer of Pillsbury, and in 1995, he became a director of GrandMet. He was appointed Chief Operating Officer of Diageo plc in January 2000 and became its Chief Executive Officer on September 1, 2000. He is a director of Federal Express Corporation and Centrica plc.

BOARD COMMITTEES AND THEIR FUNCTIONS

Audit Committee

Members:	Five independent, non-employee directors:
A. Michael Spence (Chair and presiding director), Livio D. DeSimone, Raymond V. Gilmartin, Heidi G. Miller, Dorothy A. Terrell. Each member is an independent director as defined by current and proposed New York Stock Exchange listing standards for Audit Committee membership.
Number of Meetings in fiscal year 2003: Six
Functions:	•	Oversees integrity, adequacy and effectiveness of internal controls, audits, compliance program, including the Employee Code of Conduct, and financial reporting process
	•	Assesses and ensures the independence, qualifications and performance of the independent auditor, selects independent auditor for the annual audit, subject to stockholder approval, and approves the independent auditor services and fees
	•	Meets separately without management present and with the independent auditor to consult with the auditor and review the scope of their audit
	•	Reviews the Company’s annual risk assessment process and policy compliance
	•	Reviews and approves the Company’s annual audited financial statements before issuance, subject to Board of Directors’ approval
Charter:	A copy of the revised Audit Committee charter may be found in Appendix A to this Proxy Statement.
Self-Evaluation:	The Audit Committee conducted an evaluation of its performance in 2003.
Financial Experts:	The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current New York Stock Exchange listing standards and at least one member has financial management expertise, and, in addition, Ms. Miller and Mr. Spence qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee

Members:	Five independent, non-employee directors: Livio D. DeSimone (Chair and presiding director), William T. Esrey, Raymond V. Gilmartin, Heidi G. Miller, A. Michael Spence
Number of Meetings in fiscal year 2003: Four
Functions:	•	Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased stockholder value; determines compensation policy for executives
	•	Conducts performance review of the chairman; recommends compensation of the Board members, including the chairman and the management members of the Board, and approves compensation and stock grants to other senior executives
Charter:	A copy of the Compensation Committee charter may be found in Appendix A to this Proxy Statement.
Self-Evaluation: The Compensation Committee conducted an evaluation of its performance in 2003.

Corporate Governance Committee

Members:	Five independent, non-employee directors: Raymond V. Gilmartin (Chair and presiding director), William T. Esrey, Judith Richards Hope, Robert L. Johnson, A. Michael Spence
Number of Meetings in fiscal year 2003: Three
Functions:	•	Recommends candidates for election to the Board
	•	Develops policy on composition, participation and size of the Board as well as tenure and retirement of directors
	•	Recommends changes in the organization and procedures of the Board, including corporate governance
Charter:	A copy of the Corporate Governance Committee Charter may be found in Appendix A to this Proxy Statement.
Self-Evaluation:	The Corporate Governance Committee conducted an evaluation of its performance in 2003.
The Corporate Governance Committee will consider director candidates proposed by stockholders. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company, taking into consideration the criteria for new directors as described on page 2.

Executive Committee

Members:	Seven directors, including four independent, non-employee directors:
Stephen W. Sanger (Chair and presiding director), Stephen R. Demeritt, Livio D. DeSimone, William T. Esrey, Judith Richards Hope, A. Michael Spence, Raymond G. Viault
Number of Meetings in fiscal year 2003: None
Functions:	• May take all action that could be taken by full Board, other than those for which Delaware law requires full Board action
• May meet between regular Board meetings to take action necessary for the Company to operate efficiently

Finance Committee

Members:	Five independent, non-employee directors: William T. Esrey (Chair and presiding director), Judith Richards Hope, Robert L. Johnson, Heidi G. Miller, Dorothy A. Terrell
Number of Meetings in fiscal year 2003: Two
Functions:	• Reviews financial policies and performance objectives, including dividend policy
• Reviews changes in the Company’s capital structure, including debt issuances, common stock sales, repurchases and stock splits
Charter:	A copy of the Finance Committee Charter may be found in Appendix A to this Proxy Statement.
Self-Evaluation:	The Finance Committee conducted an evaluation of its performance in 2003.

Public Responsibility Committee

Members:	Four independent, non-employee directors: Judith Richards Hope (Chair and presiding director), Livio D. DeSimone, Robert L. Johnson, Dorothy A. Terrell
Number of Meetings in fiscal year 2003: One
Functions:	•	Reviews public policy and social trends affecting the Company
	•	Monitors the Company’s corporate citizenship activities
	•	Evaluates Company policies to ensure they meet ethical obligations to employees, consumers and society
Charter:	A copy of the Public Responsibility Committee Charter may be found in Appendix A to this Proxy Statement.
Self-Evaluation:	The Public Responsibility Committee conducted an evaluation of its performance in 2003.

During the fiscal year ended May 25, 2003, the Board of Directors met six times and various committees of the Board met a total of 16 times. Director attendance at all Board and committee meetings averaged 91 percent. Mr. Walsh attended one Board meeting. His absence was due to business conflicts.

STOCK OWNERSHIP OF GENERAL MILLS
DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table shows the amount of General Mills common stock owned by (a) each director and those executive officers named in the Summary Compensation Table, (b) all directors and executive officers as a group, on June 30, 2003, and (c) each person or group owning more than five percent of the Company’s outstanding shares, on the dates indicated.

Name	Shares (a)	Deferred Stock Units (b)	Total Shares	Exercisable Options (c)	Percent of Class

S. R. Demeritt (d)	79,643	97,387	177,030	628,008	*

L. D. DeSimone	40,338	—	40,338	45,000	*

W. T. Esrey	22,770	—	22,770	45,000	*

R. V. Gilmartin	11,483	—	11,483	40,000	*

J. R. Hope	21,259	—	21,259	45,000	*

R. L. Johnson	5,240	—	5,240	35,000	*

J. M. Keenan	4,467 (f)	—	4,467	10,000	*

J. A. Lawrence	66,682	2,410	69,092	171,972	*

S. S. Marshall	63,761	5,318	69,079	447,958	*

H. G. Miller	4,440	—	4,440	30,000	*

H. Ochoa-Brillembourg	1,006		1,006	0	*

S. W. Sanger (e)	117,444	304,409	421,853	3,121,230	*

A. M. Spence	15,662	—	15,662	45,000	*

D. A. Terrell	10,352	—	10,352	51,076	*

R. G. Viault	50,997	8,115	59,112	788,950	*

P. S. Walsh	0 (f)	—	0	0	*

All directors and executive officers as a group			1,347,412 (g)	7,424,332	2.1%

Diageo Midwest B.V.			79,000,000 (f)		21.2%

Capital Research and Management Company			23,518,200 (h)		6.4%

Wellington Management Company LLP			20,162,328 (i)		5.5%

*No director or executive officer owns more than one percent of the total outstanding shares (including exercisable options).

(a)	Amounts in this column include restricted stock and restricted stock units as well as shares allocated to participant accounts under the Company 401(k) Savings Plan.

(b)	Amounts reflect the deferral of common stock resulting from either a stock-for-stock exercise of a stock option or vesting of restricted units and any reinvestment of dividend equivalents. These units will be paid out in common stock. Amounts for Mr. Viault also include 2,952 share equivalents held in a deferred compensation account tracking the value of the Company’s common stock, payable in cash.

(c)	These amounts include options that become exercisable within 60 days of June 30, 2003.

(d)	Included in the shares for Mr. Demeritt are 1,840 shares owned by his spouse, in which he disclaims any beneficial interest.

(e)	Included in the shares for Mr. Sanger are 100 shares owned by his spouse, in which he disclaims any beneficial interest.

(f)	Mr. Walsh, Chief Executive Officer and a director of Diageo plc, and Mr. Keenan became directors of the Company in October 2001, in connection with the Company’s acquisition of The Pillsbury Company. Mr. Walsh has elected not to receive compensation and benefits, including General Mills stock, which he would be entitled to receive as a director of General Mills. As of June 30, 2003, Diageo Midwest B.V., Molenwerf 10-12, 1014 BG Amsterdam, Netherlands, a wholly owned subsidiary of Diageo plc, held 79 million registered shares of General Mills common stock (approximately 21.2 percent of the outstanding common stock). More information about Diageo and its ownership can be found below and on pages 15 and 16. Diageo has indicated in its filings with the Securities and Exchange Commission that its shares are held solely for investment purposes. More detailed information concerning the Pillsbury transaction and restrictions on General Mills shares can be found below and on pages 15 and 16. Messrs. Walsh and Keenan disclaim any beneficial or economic interest in the General Mills shares held by Diageo.

(g)	Amount includes 596,699 deferred stock units, payable in stock or cash.

(h)	Based on information contained in a Schedule 13G that Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071, filed with the Securities and Exchange Commission on February 13, 2003. The filing indicated that as of December 31, 2002, Capital Research and Management Company had sole dispositive power for 23,518,200 shares.

(i)	Based on information contained in a Schedule 13G that Wellington Management Company LLP, 75 State Street, Boston, Massachusetts 02109, filed with the Securities and Exchange Commission on February 12, 2003. The filing indicated that as of December 31, 2002, Wellington Management Company had shared voting power for 14,531,546 shares and sole dispositive power for 20,162,328 shares.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

DIAGEO PLC RELATIONSHIP AND TRANSACTIONS

        General Mills acquired The Pillsbury Company, and certain Diageo subsidiaries, on October 31, 2001 from Diageo plc, a UK-based company. At closing, The Pillsbury Company became a wholly owned subsidiary of General Mills, and Diageo received $3.596 billion in cash and 134 million shares of General Mills common stock. In addition, Pillsbury retained $234.3 million of debt as of the transaction closing date. On November 1, 2001, Diageo exercised its right under the stockholders agreement to sell 55 million General Mills shares directly to the Company at a price of $42.14 per share. Following that sale and subsequent transfers of the remaining shares among its affiliates, Diageo indirectly holds 79 million shares of the Company’s common stock through Diageo Midwest B.V., its wholly owned subsidiary.

        Contingent Purchase Price Adjustment.  Under terms of the agreement, Diageo held contingent value rights that required payment to Diageo on April 30, 2003, of up to $395 million, based on the General Mills stock price and the number of General Mills shares that Diageo continued to hold on that date. Diageo received $273 million based on the average price of General Mills stock of $45.55 per share for the 20 trading days prior to that date and the 79 million shares Diageo held.

        Purchase of Diageo Call Options. In October 2002, General Mills sold zero-coupon convertible debentures with a face value of approximately $2.23 billion for gross proceeds of approximately $1.5 billion. To offset any dilution that General Mills stockholders might incur in connection with conversion of the debentures, the Company purchased call options from Diageo on approximately

29 million shares of General Mills shares that Diageo owns. The call options expire in October 2005. The Company paid Diageo $89.3 million for the purchase of the call options. The terms of the call options require that Diageo continue to hold the shares subject to the options until exercise or expiration.

     Stockholders Agreement. Under the stockholders agreement, Diageo agreed to dispose of at least 75 percent of the original 134 million shares by October 31, 2011.

     The agreement also governs Diageo’s continuing right to designate nominees for election to the Company’s Board of Directors and imposes restrictions on voting, transfer and sale of the General Mills shares held by Diageo and its affiliates, which are described in more detail below.

     Diageo Designees for Nomination to the Company’s Board of Directors. At the time of the Pillsbury transaction closing, Diageo directors, Paul S. Walsh, Diageo Chief Executive Officer, and John M. Keenan, Chief Executive Officer of Grand Cru Consulting, Ltd., both joined the General Mills Board of Directors. Messrs. Walsh and Keenan have again been selected as the Diageo nominees to stand for election to the General Mills Board of Directors in 2003.

     Under the stockholders agreement, as long as Diageo holds at least 67 million of the original shares of General Mills common stock, Messrs. Walsh and Keenan or their successors (one of whom will always be the Chief Executive Officer of Diageo and the other of whom will be mutually agreed upon by Diageo and General Mills) will be selected to be nominees for election as directors of General Mills. If Diageo holds less than 67 million shares, but still owns at least 5 percent of the Company’s outstanding shares, only the Diageo Chief Executive Officer will be designated as a director nominee. If the Company increases its board size to 16 or more directors, the number of Diageo designees will increase up to three; at a General Mills Board size of 20 or more directors, the number of Diageo designees will increase up to four. In each case, the exact number of Board members is dependent on the amount of General Mills shares owned by Diageo at the time.

     Diageo Director Independence. In June 2003, the Company’s Board of Directors adopted criteria for director independence. The Company’s Board of Directors determined that Messrs. Walsh and Keenan are not independent because of their affiliation with and nomination by Diageo, the Company’s largest shareholder.

     Voting Restrictions on the General Mills Shares. Until October 31, 2021, (or earlier, if Diageo owns less than 5 percent of the outstanding shares of General Mills common stock) Diageo has agreed (1) to vote its General Mills stock in favor of the director nominees recommended by the Company’s Board of Directors and (2) on votes relating to other matters, subject to certain exceptions described in the stockholders agreement, to vote all of its shares in proportion to the votes cast by the holders of General Mills voting securities not owned by Diageo.

     Restrictions on Diageo Group Actions. The stockholders agreement includes a standstill provision in which Diageo agreed not to acquire additional shares of General Mills common stock until October 31, 2021 or, if earlier, three years following the date on which Diageo owns less than 5 percent of the outstanding Company common stock, subject to certain exceptions set forth in the agreement.

     The standstill provision also restricts Diageo from making stockholder proposals, participating in proxy solicitations or proposing mergers or other extraordinary transactions involving the Company. The stockholders agreement also prohibits Diageo from seeking to affect or influence the control of the General Mills Board or the Company’s management, although it does not restrict Diageo’s Board nominees from participating on the Board.

     Restrictions on Transfer of General Mills Common Stock. Diageo agreed that so long as the stockholders agreement remains in effect, it will not transfer any shares of General Mills common stock without the Company’s prior consent except:

  in an underwritten public offering registered under the Securities Act of 1933 in a manner designed to result in a wide distribution or in a private transaction conducted in accordance with conditions specified in the stockholders agreement;
  in connection with a business combination, tender or exchange offer or other extraordinary transaction recommended by the General Mills Board of Directors, or in connection with any other tender or exchange offer after other General Mills stockholders have tendered more than 50 percent of the outstanding General Mills common stock and all material conditions to the offer have been satisfied or waived by the offeror;
  to General Mills or its subsidiaries;
  to a financial institution acting in the capacity of trustee with respect to an exchangeable or convertible security of Diageo, but only in accordance with the transfer restrictions in the stockholders agreement; or
  to Diageo or to any controlled affiliate of Diageo or to any new Diageo holding company so long as the transferee agrees to be bound by the provisions of the stockholders agreement.

     Participation in General Mills Share Repurchase Programs. Diageo has the right to participate in General Mills’ share repurchase programs. General Mills will notify Diageo annually with the number of shares of General Mills common stock repurchased by the Company during the fiscal year and the average price per share paid. Diageo will have the right to sell a pro rata portion of its General Mills common stock to the Company within 15 days of that notification.

     Demand and Piggyback Registration Rights. Diageo may require that General Mills register the sale of its shares of General Mills common stock a total of 12 times (demand registration rights), with no more than one registration in any nine-month period. Upon a demand registration request, General Mills will have the right to elect to purchase some or all of the shares requested to be registered. Diageo is also entitled to participate in registered offerings initiated by General Mills or a third party (piggyback registration rights).

     Lease of Pillsbury Data Center. At the time of the Pillsbury closing, Pillsbury transferred or assigned the property, equipment, equipment leases and certain service contracts relating to the Pillsbury Data Processing Center in Minneapolis, Minnesota, to Guinness UDV North America, Inc., a subsidiary of Diageo. General Mills leased back the Data Center premises and equipment from Guinness. Under the lease terms, the Company paid rent of $450,000 per month, subject to certain adjustments. The lease expired April 30, 2003 and General Mills has ceased using the Data Center. During fiscal year 2003, the Company paid Guinness approximately $3.9 million in rental fees under the Data Center lease.

     Transition Goods and Services. General Mills has entered into commercial agreements and arrangements with Diageo. In fiscal year 2003, the Company paid Diageo approximately $380,665 in fees for the purchase of transition goods and services under these arrangements. The transactions were negotiated on terms and at rates that the Company believes to be no less favorable than those which could have been obtained from other purchasers or vendors.

OTHER MANAGEMENT TRANSACTIONS

     Hilda Ochoa-Brillembourg, who joined the General Mills Board of Directors in December 2002, is a director and minority owner of Emerging Markets Investment Corporation (“EMI”) and Emerging Market Managers LLC (“EMM”). Approximately $42 million of General Mills pension plan and savings plan assets are invested in EMI, and EMM received management fees of approximately $600,000 attributable to these investments during fiscal 2003. Ms. Ochoa-Brillembourg also has an indirect ownership interest in Numeric Investors L.P. (“Numeric”). Numeric, directly or through its affiliated investment funds, manages approximately $200 million of General Mills benefit plan assets and received aggregate management fees of approximately $1.7 million during fiscal 2003. Ms. Ochoa-Brillembourg is not an employee or officer of EMI, EMM or Numeric and is not involved in their day-to-day operations. The Board of Directors determined that these relationships do not impair her independence.

DIRECTOR COMPENSATION AND BENEFITS

     General Mills structures director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. Employee directors do not receive additional compensation for serving on the Board. If they choose, non-employee directors can receive the entire amount of their Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as Board compensation until they own shares equal in market value to at least $250,000. The Company does not have a retirement plan for its non-employee directors.

     Annual Retainer. In fiscal 2003, non-employee directors each received an annual retainer of $50,000. The Company does not pay separate fees for meeting attendance or chairmanships.

     Directors can elect to have annual retainer amounts paid quarterly in cash or Company common stock of equal value, or they can defer payment until a later date. If payment is deferred, the deferred amount earns interest based on the directors’ selection from a group of funds offered to employees participating in the Company’s Deferred Compensation Plan. One of these funds tracks the return on the Company’s common stock.

     In fiscal 2003, L. D. DeSimone and J. M. Keenan elected to receive all of their annual retainer in common stock; W. T. Esrey, J. R. Hope, R. L. Johnson and D. A. Terrell received cash payments; H. G. Miller, H. Ochoa-Brillembourg and A. M. Spence deferred cash payments; and R. V. Gilmartin received 50 percent in common stock and 50 percent in cash.

     Stock Units. Each year they are elected to the Board, non-employee directors receive 1,000 stock units. Stock units vest at the next annual stockholders’ meeting, and receipt of shares of common stock upon vesting can be deferred until a later date. Stock units earn amounts equal to the dividend payments on the Company’s common stock. These amounts can be reinvested or paid to the director.

     Stock Options. Non-employee directors also receive options to purchase 10,000 shares of Company common stock each time they are elected to the Board. The per-share price the director pays at exercise is the market price of the common stock on the date of the grant. The options become exercisable at the next annual meeting and expire 10 years after grant.

     Other Benefits. The Company also has a planned gift program for non-employee directors that is funded by Company-paid life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company, and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors’ and officers’ liability and travel accident insurance policies covering the directors.

     Mr. P. S. Walsh has elected not to receive director compensation and benefits that he would be entitled to receive under the above programs.

TOTAL RETURN TO STOCKHOLDERS

     This line graph and table compare the cumulative total stockholder return for holders of General Mills common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Packaged Foods Index for the last five-year fiscal period. The graph and table assume the investment of $100 in each of General Mills’ common stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends.

REPORT OF THE AUDIT COMMITTEE

     The Committee.  The Audit Committee of the Board of Directors consists of five non-employee directors named below. Each member of the Audit Committee is an independent director as defined by the current and proposed New York Stock Exchange listing standards and the Company’s own standards. In addition, the Board of Directors has unanimously determined that Ms. Miller and Mr. Spence, members of the Audit Committee, qualify as “audit committee financial experts” within the meaning of the Securities and Exchange Commission regulations. The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current New York Stock Exchange listing standards and at least one member has financial management expertise. The Committee is primarily responsible for oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performance of the independent auditor, approving the independent auditor services and fees, reviewing the Company’s risk assessment process, and ethical, legal and regulatory compliance programs, and reviewing and approving the annual audited financial statements for the Company before issuance, subject to Board of Directors approval. No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.

     Revision of Audit Committee Charter.  In June 2003, the Audit Committee of the Board of Directors revised its Charter and recommended its approval by the full Board of Directors. The revised Charter, in Appendix A to this Proxy Statement, sets forth the Audit Committee’s principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The updated Charter also may be found in the 2003 Proxy Statement on the Company’s web site located at www.generalmills.com.

     Committee Report.  The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended May 25, 2003.

     The Committee has reviewed and discussed the Company’s audited financial statements with management, the internal auditor and KPMG LLP, the Company’s independent auditor, with and without management present. The Committee included in their review results of the auditor’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Committee also reviewed Company procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

     The Committee also has discussed with KPMG LLP matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with KPMG their independence from management and the Company, as well as the matters in the written disclosures received from KPMG and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee received a letter from KPMG confirming their independence and discussed it with them. The Committee discussed and reviewed with KPMG critical accounting policies and practices, internal controls, other material written communications to management, and the scope of KPMG’s audits and all fees paid to KPMG during the fiscal year. The Committee adopted guidelines requiring review and pre-approval by the Committee of audit and non-audit services performed by KPMG for the Company. The Committee has reviewed and considered the compatibility of KPMG’s performance of non-audit services with the maintenance of KPMG’s independence as the Company’s independent auditor.

     Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2003 for filing with the Securities and Exchange Commission. In addition, the Committee has engaged KPMG to serve as the Company’s independent auditor for 2004, subject to ratification by General Mills stockholders.

SUBMITTED BY THE AUDIT COMMITTEE:

A. Michael Spence, Chair
Livio D. DeSimone
Raymond V. Gilmartin
Heidi G. Miller
Dorothy A. Terrell

INDEPENDENT AUDITOR FEES

     The following table represents aggregate fees billed to the Company for fiscal year ended May 25, 2003 by KPMG LLP, the Company’s principal accounting firm. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended (in thousands)
	2003	2002
Audit Fees	$2,573	$2,262
Audit-related Fees (a)	352	422
Tax Fees (b)	1,943	1,573
All Other Fees (c)	285	267

Total Fees (d)	$5,153	$4,524

(a)	Primarily benefit plans audit services

(b)	Primarily tax returns, advice and planning

(c)	Primarily advisory services relating to compliance with reporting requirements

(d)	All fees have been approved by the Audit Committee

     The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

     Auditor Fees Pre-approval Policy. In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG LLP, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. Certain permitted non-audit services, excluding certain designated tax services, are limited to $1,000,000 in the aggregate during any fiscal year. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2003.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Committee’s Responsibilities

     The Compensation Committee of the Board is responsible for setting and administering the policies that govern executive compensation. The Committee is composed entirely of independent, non-employee directors. Reports of the Committee’s actions and recommendations are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation.

Compensation Philosophy

     The Committee bases its compensation decisions on the following core principles:

  Pay is performance-based.  Base salaries at General Mills are generally lower than those at comparable companies in the consumer products business sector, but they are coupled with an incentive system that enables total compensation to rise above the industry median in years when Company performance exceeds that of its consumer products peer group.
  Stock ownership is emphasized.  The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders and provides a strong motivation to build stockholder value. The Company has established specific stock ownership objectives for key management employees and programs have been created that encourage all employees, particularly key management employees, to have an ownership interest in the Company.
  Compensation opportunities must be competitive to attract and retain talented employees.  The Committee evaluates Company performance, actual compensation and share ownership, and compares them with data for peer food and consumer product companies as well as a broader group of leading industrial companies.

Program Elements

     General Mills’ executive compensation program is comprised of base salary, annual incentive and long-term incentive compensation.

     Base Salary. Base salaries for officers are generally lower than at comparable companies. Our most recent analysis indicates that executive salaries are at approximately the 40th percentile of competitive practice versus peer companies. The Company’s pay policy targets salaries at the 50th percentile versus peer companies; however, our Salary Replacement Stock Option Plan, which for many years gave executives the opportunity to receive stock options in lieu of merit-related base salary increases, has had the effect of depressing salaries over time. Approximately 1,100 employees participated in this program in fiscal 2002, which was the last year of the program. The number of stock options outstanding under the discontinued plan is approximately 20 million shares.

     The size of an option grant under the Salary Replacement Stock Option Plan was determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits, such as annual incentive, savings plan match and pension accrual) and dividing it by the estimated present value of a stock option, assuming an 8 percent annual growth rate in the common stock price.

     All salaried employees, including executives, are eligible for an annual merit increase to base salary based primarily on performance of job responsibilities and accomplishment of predetermined performance objectives.

     Annual Incentive.  General Mills provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP). Annual incentive compensation is paid partially in cash, and partially in restricted stock that also requires a stock ownership commitment, described in more detail below. The Company targets the combination of base salary and annual incentive to the 75th percentile of competitive practice versus peer companies when the Company’s earnings performance is at the 75th percentile versus the same group of peer companies.

     At the end of fiscal 2003, the Committee determined EIP incentive awards based upon corporate, business unit and individual performance. For each of the five most highly compensated executives, including the CEO, this incentive amount was limited to a maximum amount established under the EIP, and was adjusted downward from the maximum by the Compensation Committee according to a schedule determined by the Committee at the start of the year.

     In fiscal 2003, the schedule that established the year-end corporate performance rating was weighted 75 percent to the Company’s earnings-per-share performance and 25 percent to key earnings quality and strategic growth goals. Key earnings quality measurements included volume growth, integration and productivity improvements, and capital expenditures and working capital management. Strategic growth measurements included market share performance, new product performance, and integration progress related to last fiscal year’s acquisition of The Pillsbury Company. The Company achieved or exceeded most of its goals for fiscal 2003. Accordingly, the Committee assigned a corporate incentive rating of 1.65, which is above the 1.16 rating assigned for fiscal 2002.

     Business unit ratings were based 75 percent on financial performance and 25 percent on the quality of this financial performance and progress against strategic growth priorities. Business unit financial performance was measured by earnings before interest and taxes, volume, productivity improvements and/or cost-per-case targets.

     Individual performance ratings were based upon each executive’s achievement of specific annual objectives such as financial and operating results, completion of major projects, the quality of business plans and strategies and progress in organizational and management development and diversity.

     For all executives, cash incentive awards were determined by multiplying fiscal year base salary by a base incentive rate (a percentage of salary that increases with the level of responsibility), the individual performance rating and the corporate performance rating. For executives in operating units, the corporate rating was weighted with a business unit rating. The scale for corporate and business unit ratings ranged from 0 to 1.80, with superior performance resulting in ratings of 1.50 or higher. The scale for individual ratings ranged from 0 to 1.50. Executives were permitted to defer receipt of cash incentive awards earned under the EIP to a subsequent date. Cash incentive awards are included in the Summary Compensation Table on page 31 under the Bonus column.

     Under the EIP, a portion of the annual incentive is paid in restricted stock, which is equal to 30 percent of the cash EIP award for all executives. The Committee adjusts this award up or down by 25 percent according to a schedule based on the corporate performance rating. To receive the restricted stock award, the executive must place on deposit with the Company personally owned shares of General Mills stock equal in number to the number of shares awarded as restricted stock. The restricted stock vests after four years, provided the owned shares remain on deposit with the Company for the entire four-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 31 under the Restricted Stock Award(s) column.

     Long-term Incentive.  General Mills provided executives with a long-term incentive compensation opportunity, all in stock options, through the 1998 Senior Management Stock Plan. In December 2002, stock options were granted to executives and approximately 2,300 other managers and key contributors based upon their level of responsibility, ability to impact results and individual performance. The size of the award can be adjusted up or down by 25 percent according to a schedule based on the prior fiscal year’s corporate performance rating. In December 2002, there was no adjustment to the number of stock options awarded due to the Company’s performance in fiscal 2002.

     The number of stock options granted to the Company’s executives, including the Chief Executive Officer, are periodically benchmarked against long-term incentive awards made by other large food and consumer products companies to their CEOs and other senior executives. Our stock option grants are above the median when the Company’s performance warrants a +25 percent performance adjustment, and below the median when the Company’s performance leads to a -25 percent adjustment.

     The table on page 32 summarizes the options granted in December 2002 (as impacted by fiscal 2002 performance) to all employees and to the five named officers. Also, General Mills has periodically provided special stock option grants to all employees not receiving regular stock option grants. General Mills made such grants to eligible employees in fiscal years 1994, 1996, 2000 and 2002. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. In special circumstances, we make limited special grants of restricted stock to certain key employees.

Stock Ownership Objectives

     Over the last 15 years the Company has instituted a number of special programs to increase the stock ownership levels of the executive group as well as employees at all levels of the Company. This has included the Deposit Stock Option program, introduced in 1987, which provided to the executive group and other key leaders a supplemental grant of stock options tied to the annual incentive award. Awards under this program required the recipient to purchase and hold a share of Company stock for each two stock options received. It also included the Salary Replacement Option Plan described above (introduced in 1988), as well as a performance-based stock match in the Company’s 401(k) plan that was introduced in 1990. It also included the four all-employee stock option grants described above.

     Stock ownership has also been increased through the establishment in 1991 of stock ownership guidelines for senior executives. Initially, the Company established a stock retention guideline with an ownership target based upon the number of shares actually held compared to the number of after-tax shares the executive had received from stock option exercises and vested restricted stock. In 1997, the Company set explicit ownership targets for the Board and senior executives. These targets are 10 times salary for the CEO, five times salary for senior executives and three times salary for all other corporate officers. In addition, directors are expected to own stock equal to or greater than five times their annual retainer.

     Since 1998, stock ownership levels by executives and employees overall have grown significantly from under 2 percent to nearly 7 percent of total shares outstanding. We believe this tremendous increase in ownership by employees has helped to foster a performance-oriented culture and has contributed to the Company’s success over this period. Having achieved our stock ownership-building objectives in fiscal 2000, the Committee and management concluded that two of these special programs were no longer required and began a process to phase out Deposit Stock Options and Salary Replacement Options; these programs were completely discontinued in fiscal years 2000 and 2002, respectively.

CEO Compensation and Performance

     The fiscal year 2003 compensation for Mr. Sanger, the Company’s Chief Executive Officer, consisted of base salary, annual incentive and long-term incentive. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives.

In determining Mr. Sanger’s 2003 individual incentive award and merit increase to base salary, the Committee evaluated his performance by soliciting written input from all non-employee directors of the Board, as well as considering the Company’s financial and operating performance for fiscal 2003. The Committee also considered Mr. Sanger’s personal performance against pre-established objectives in a number of additional areas, including growth, innovation, productivity improvement, new ventures, organizational development, diversity and customer and stockholder relations. The Committee reported on this evaluation to the non-employee directors of the Board.

     In December 2002, the Committee approved Mr. Sanger’s stock option grant of 500,000 shares, which is the Company’s standard grant established for his position. The number of options awarded to Mr. Sanger is below the median of grants to CEOs among peer companies.

2003 Stock Compensation Plan

     At the 2003 Annual Meeting, stockholders will be asked to consider the proposed 2003 Stock Compensation Plan. The key features of the Plan are set out below:

1.	All employees are eligible to participate in the Plan. It is a two-year plan with a 15 million share authorization. The Company’s past stock plans have been for longer duration and generally authorized more shares.

2.	Management and the Committee intend to make grants under the proposed Plan so as to further reduce the Company’s stock usage rate (or “run rate”) from 4.2 percent in fiscal 2002 to 1.6 percent at standard grant levels. In a year when the 25 percent performance adjustment is applied, the run rate could be as low as 1.2 percent or as high as 2 percent. In all cases, this represents a sharp decline from the Company’s prior share utilization for management stock compensation.

3.	A blend of stock options and restricted stock will be offered under the Plan. In the past, stock options had been the principal form of long-term compensation.

4.	The Plan continues the use of a performance adjustment on the size of the stock grants, providing a +25 percent upward adjustment in years of competitively superior performance and a -25 percent downward adjustment in years of below par performance.

5.	The Plan reflects the Company’s strong compensation and governance practices, including:

a.	Prohibiting stock option repricings, discounted stock options, reload stock options and loans.

b.	Limiting the number of shares authorized under the Plan to 15 million shares (there is no “evergreen” provision) and the number of shares that can be issued as restricted stock to no more than 25 percent of shares authorized under the Plan.

c.	The Plan will be managed by the Compensation Committee, which is comprised solely of independent, non-employee directors, and has engaged an independent executive compensation consultant to advise the Committee on compensation matters.

d.	The Plan provides for four-year cliff vesting on all restricted stock and stock option grants. This provides for a strong retention incentive in an industry that is very competitive for top talent.

     If the proposed Plan is approved by stockholders, the non-shareholder approved 1998 Employee Stock Plan will be terminated.

Deductibility of Executive Compensation

     In order for the Company to deduct compensation exceeding $1 million a year for the five officers named in the Proxy Statement, the compensation must be based on pre-established, objective performance goals approved by the stockholders. The Company expects to meet these requirements and receive a deduction for all compensation paid to these officers in fiscal 2003.

Conclusion

     The Committee is satisfied that the compensation and long-term incentive plans provided to the executives of the Company are structured and operated to foster a performance-oriented culture and create strong alignment with the long-term best interests of the Company and its stockholders and that compensation levels are reasonable in light of performance and industry practices.

SUBMITTED BY THE COMPENSATION COMMITTEE:

Livio D. DeSimone, Chair
William T. Esrey
Raymond V. Gilmartin
Heidi G. Miller
A. Michael Spence

ADOPTION OF THE 2003 STOCK COMPENSATION PLAN

     The stockholders are asked to vote to adopt the 2003 Stock Compensation Plan (the “2003 Plan”), which is a two-year plan, expiring in December 2005, that will provide stock compensation to employees based on Company performance and other factors. The following summary of major features of the 2003 Plan is subject to the specific provisions in the full text of the 2003 Plan set forth as Appendix B to this Proxy Statement.

     The approval of the proposed 2003 Plan will enable the Compensation Committee and Company management to achieve the following intended outcomes:

1.	A significant reduction in the Company’s annual stock usage rate (or “run rate”) to 1.6 percent of total shares outstanding at standard grant levels. The actual annual run rate could be as low as 1.2 percent or as high as 2 percent per year depending on Company performance versus its consumer products peer group.

2.	The change to a greater use of restricted stock, reducing the company’s reliance on stock options. Previously the Company utilized stock options as its principal form of long-term compensation.

3.	The elimination of the Company’s non-shareholder approved stock plan. Upon approval of the 2003 Plan, the 1998 Employee Stock Plan will be terminated and no further grants under it will be made. The Senior Management Stock Plan, approved by shareholders in 1998, will also terminate. All stock grants of the type previously made under these plans will come from the new 2003 Plan.

4.	The continuation of many compensation and governance best practices such as no stock option repricings, no discounted stock options, no reload stock options, no loans, and meaningful vesting requirements (minimum four years).

     The relatively short duration of the proposed Plan will give the Company greater flexibility to respond to anticipated changes in executive compensation practices given the potential changes in the accounting for stock options and other new regulatory requirements. The proposed 2003 Plan’s authorization for a maximum of 4 percent of outstanding shares over its two-year term is intended to balance the Company’s objective of further reducing its share usage from stock compensation programs with the need to continue to provide appropriate incentives to motivate the achievement of competitively superior Company performance.

Background on Stock Compensation at General Mills

     In the late-1980s, employees of General Mills owned approximately 1.5 percent of total shares outstanding. Management believed strongly the Company would have a more performance-oriented culture, and would create greater shareholder value if employee stock ownership levels were increased at all levels of the Company.

     A number of highly innovative programs were put in place to expand employee stock ownership and tie compensation more closely to Company performance:

  The Company began to pay its 401(k) match in Company stock and to adjust the size of the match based on annual Company performance.
  Broad-based stock option awards to employees at all levels were initiated; four all-employee grants have been made since 1993, the most recent going to more than 26,000 employees (generally 100 shares each).

  A portion of the annual incentive was paid in restricted stock.
  The Deposit Stock Option program was introduced to give employees who bought Company shares in the open market (and maintained this ownership) a special stock option grant.
  The Salary Replacement Stock Option Plan was introduced to give participants the opportunity to forego their merit salary increase in return for a supplemental stock option grant.
  Aggressive stock ownership guidelines were implemented for non-employee directors and members of management.

     In the thirteen years that followed, the objectives of these ownership-building efforts were fully realized. Employee stock ownership had quadrupled to nearly 7 percent of shares outstanding and, prior to the recent acquisition of Pillsbury, more than 90 percent of employees with at least 3 years of Company service owned stock. The Company’s financial performance consistently exceeded that of the consumer products peer group, both in terms of revenue growth and earnings growth. Employee retention was among the strongest in the consumer products industry, with unplanned turnover of the Company’s top 500 managers averaging less than 2 percent per year. And, cumulative cash compensation and benefit savings from the Salary Replacement Stock Option and Deposit Stock Option programs exceeded $250 million.

     While important to the Company’s performance and progress, the ownership development programs led to a stock overhang higher than average for the consumer products industry. Without including the new shares requested, the Company’s current diluted stock overhang1 is slightly above 17 percent. This above-average share usage has not translated into shareholder dilution, however, as the Company has a long-standing practice of buying back Company shares in excess of compensation shares issued. This stock buyback strategy has been executed opportunistically with shares repurchased only when the Company believes them to be undervalued. During the 13-year period 1988 through 2000, the Company repurchased 126 million shares, while issuing 47 million shares under its compensation programs.

     In late 2000, the Compensation Committee conducted a thorough review of the Company’s executive compensation programs with the assistance of an independent compensation consultant. The Committee concluded that two of the supplemental stock programs had realized their original purpose and were no longer necessary. As a result, the Deposit Stock Option program was discontinued and the Company began a phased elimination of the Salary Replacement Stock Option Plan (completed in 2002). As nearly 30 percent of the stock overhang resulted from these two ownership-building programs (excluding outstanding DSO and SRO grants, current diluted stock overhang would be 12 percent), the elimination of these programs has significantly reduced annual share usage.

     Under the proposed 2003 Plan, the Compensation Committee and Company management intend to further lower share usage by shifting long-term incentive grants to a blend of stock options and restricted stock from solely stock options. This change will further reduce stock overhang, while keeping compensation levels competitive with our industry peers.

     The Company believes strongly that its innovative stock compensation programs and emphasis on employee stock ownership have been integral to its success in the past and will be important to its ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed 2003 Plan is vital to the Company’s ability to achieve its future growth goals.

(1)	Stock overhang = shares granted not yet exercised + shares available to grant ÷ total shares outstanding at year-end + shares granted not yet exercised + shares available to grant.

Purpose of 2003 Plan

     The 2003 Plan will allow the Company, under the supervision of the Compensation Committee, to make stock option and restricted stock grants to employees through December 31, 2005 when the plan expires. The purpose of these stock awards is to attract and retain competitively superior people, further align employee and shareholder interests, closely link employee compensation with Company performance, and maintain high levels of employee stock ownership. The recommended 2003 Plan provides an essential component of the total compensation package offered to key employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

     The Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Term:	October 1, 2003 — December 31, 2005
Eligible Participants:	Employees selected by the Compensation Committee (typically managers and above)
Shares Authorized:	15,000,000
Shares Authorized as a Percent of Outstanding Common Stock:	4 percent
Award Types:	(1) Non-qualified stock options with a term no longer than 10 years and one month, (2) Restricted stock, and (3) Restricted stock units
Share Limits Per Person:	Stock options, restricted stock, and restricted stock units covering no more than 10 percent of authorized shares under the Plan may be issued to any single participant over the life of the Plan
Restricted Stock Authorized:	Maximum of 25 percent of total shares authorized
Vesting:	Determined by Compensation Committee, but not less than four years
Deposits:	The Compensation Committee may require deposits of common stock owned by the participant as a condition to awards under the Plan
Not Permitted:	(1) To increase number of shares authorized under Plan;
(2)  To grant stock options at a price below fair market value;
(3)  To authorize repricing of stock options; and
(4) To change per person share limit

Eligibility

     Only employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2003 Plan. The Compensation Committee will determine which employees will be participants in the Plan. It is intended that the primary recipients of awards under the Plan will be the Company’s officers, other key employees, and managers.

Awards

     Awards under the 2003 Plan will be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, or discretionary. Subject to Plan limits, the Committee has the discretionary authority to determine the size of an award, and if it will be tied to meeting performance-based requirements. The size of the awards made under the 2003 Plan (both stock options and restricted stock) will be directly impacted by the Company’s performance for the preceding fiscal year.

Adjustments

     In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Company’s common stock ($.10 par value) or similar event affecting the common stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2003 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options.

Exercise of Stock Options

     The exercise price of stock options granted under the 2003 Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years and one month. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable, provided that no stock option may be exercised less than four years from the date of grant. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant or by a combination of cash and common stock. The Company may require, prior to issuing common stock under the Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock

     Awards of restricted stock and restricted stock units lose their restrictions at the conclusion of a specified period of continuous employment with the Company. This period shall be a minimum of four years.

Transferability

     Stock options, restricted stock and restricted stock units granted under the 2003 Plan are transferable only as provided by the rules of the Compensation Committee, by the participant’s last will and testament, and by the applicable laws of descent and distribution. Restricted stock and restricted stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change of Control

     Stock options, restricted stock and restricted stock units granted under the 2003 Plan will become exercisable/fully vested upon the occurrence of a change of control as defined in the 2003 Plan.

Termination, Death and Retirement

     Subject to certain exceptions, stock options will expire three months after the termination of a participant’s employment. If a participant dies while employed by the Company, outstanding stock options shall fully vest, and may be exercised by the person designated in the participant’s will or in the absence of such designation, by the participant’s estate. Unless otherwise provided by the Compensation Committee at the time of grant, if a participant retires on or after age 55, the participant may thereafter exercise stock options according to their original terms.

     Restricted stock and restricted stock units will be forfeited to the Company if they are not vested when the participant terminates employment. If a participant dies while employed by the Company, restricted stock and restricted stock units shall vest. Unless otherwise provided, upon retirement on or after age 55, restricted stock and restricted stock units shall vest.

Administration

     The 2003 Plan will be administered by the Compensation Committee. The Compensation Committee will select the employees of the Company who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2003 Plan and establish, amend and rescind any rules relating to the 2003 Plan. The Compensation Committee may delegate all or part of its responsibilities to anyone it selects.

Amendments

     Subject to approval of the Board of Directors, where required, the Compensation Committee may terminate, amend or suspend the 2003 Plan, provided that no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Adjustments section) without the approval of the stockholders to

     (1)  Materially increase the number of shares that may be issued under the Plan;

     (2)  Permit granting of stock options at less than fair market value;

     (3)  Permit the repricing of outstanding stock options;

     (4)  Amend the maximum shares set forth that may be granted as stock options to any participant.

Tax Consequences

     Stock option grants under the 2003 Plan are non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will be taxed on the difference between the fair market value of the common stock on the exercise date and the option price. The Company will be entitled to a corresponding deduction on its income tax return.

     Restricted stock and restricted stock units are also taxed under Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., become vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

Other Information

     For a discussion of the Company’s executive compensation policy, refer to the Report of the Compensation Committee on page 21.

     The Board of Directors recommends you vote FOR the General Mills, Inc. 2003 Stock Compensation Plan, and your proxy will be so voted unless otherwise specified.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($) (a)	Options (#)	All Other Compensation ($) (b)

S. W. SANGER	2003	875,500	1,625,147	104,306 (c)	609,411	500,000	110,226
Chairman of the Board and	2002	784,462	941,044	65,252 (c)	282,288	719,050	57,337
Chief Executive Officer	2001	696,150	1,261,100	97,102 (c)	472,906	785,811	104,519
R. G. VIAULT	2003	633,459	833,552	—	312,546	150,000	65,984
Vice Chairman	2002	593,604	511,339	—	153,392	226,950	53,327
	2001	550,000	701,300	—	262,962	263,121	66,603
S. R. DEMERITT	2003	585,934	797,602	—	299,072	150,000	59,449
Vice Chairman	2002	541,542	466,565	96,697 (d)	139,969	221,350	32,392
	2001	500,000	629,000	—	235,836	266,073	50,728
J. A. LAWRENCE	2003	499,209	609,534	—	228,506	125,000	45,131
Executive Vice President	2002	462,088	373,943	—	112,174	171,050	24,699
and Chief Financial Officer	2001	425,000	495,200	—	185,671	183,121	45,450
S. S. MARSHALL	2003	378,383	412,996	—	154,794	75,000	37,173
Senior Vice President, Corporate	2002	348,733	252,642	—	75,792	104,400	34,543
Affairs, General Counsel and Secretary	2001	320,000	315,500	—	118,259	115,067	31,413

(a)	The amounts in this column reflect the value of the restricted stock or restricted stock units awarded annually under the Executive Incentive Plan (“EIP”). Recipients must deposit with the Company one personally-owned share of common stock for each share of restricted stock awarded. Restricted stock grants vest in four years provided the participant’s shares remain on deposit until the end of the restricted period. Regular dividends are paid on the restricted stock. Restricted stock under the EIP vests in the event of a change in control. At the end of fiscal 2003, the number and value of the aggregate restricted stockholdings for the named officers were:

S. W. Sanger	33,783 shares	$1,570,234
R. G. Viault	15,737	731,456
S. R. Demeritt	16,097	748,189
J. A. Lawrence	17,370	807,358
S. S. Marshall	28,738	1,335,742

(b)	The amounts for all officers represent the Company’s matching contributions to retirement savings plans (tax-qualified and supplemental) and, for certain officers, the Company’s matching allocations to the deferred compensation plan on behalf of the named officers.

(c)	This amount represents perquisites used by Mr. Sanger, including $74,727 for the personal use of the Company aircraft in fiscal 2003, $40,635 in fiscal 2002 and $73,658 in fiscal 2001.

(d)	This amount represents reimbursements made to Mr. Demeritt for incremental taxes resulting from his foreign assignment.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants (a)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (b)
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	0% ($) (d)	5% ($)	10% ($)
Sanger	500,000 (c)	6.34%	43.86	1/16/2013	0	13,931,361	35,386,135
Viault	150,000 (c)	1.90%	43.86	1/16/2013	0	4,179,408	10,615,841
Demeritt	150,000 (c)	1.90%	43.86	1/16/2013	0	4,179,408	10,615,841
Lawrence	125,000 (c)	1.58%	43.86	1/16/2013	0	3,482,840	8,846,534
Marshall	75,000 (c)	0.95%	43.86	1/16/2013	0	2,089,704	5,307,920
All Stockholders	NA	NA	NA	NA	0	10,327,215,585 (e)	26,231,482,307 (e)
All Optionees	7,889,841	100%	43.90 (f)	(f)	0	220,032,930	558,891,200
As a % of All Stockholders’ Potential Gain	NA	NA	NA	NA	NA	2.1%	2.1%

(a)	All options are granted at the fair market value of the common stock on the grant date and generally expire 10 years and one month from the grant date. All options become fully exercisable for a period of one year after a change of control. Options include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the Company to pay withholding tax obligations due upon exercise.

(b)	These assumed values result from using certain rates of stock price appreciation prescribed under Securities and Exchange Commission rules and are not intended to forecast possible future appreciation in the Company’s common stock. The actual value of these option grants is dependent on future performance of the common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

(c)	These stock option grants under the 1998 Senior Management Stock Plan become exercisable on December 16, 2006.

(d)	No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. Without stock price appreciation, there is no benefit to the optionee.

(e)	For All Stockholders, the potential gain is calculated using an exercise price of $43.90, representing the weighted average exercise price for all options awarded in fiscal 2003, and the total amount of outstanding common stock on May 25, 2003. The potential gain is measured over an option term of 10 years and one month.

(f)	Exercise price shown is a weighted average of all options awarded in fiscal 2003. Options expire on various dates through the year 2013.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at 5/23/03 (#)		Value of Unexercised In-the-Money Options at 5/23/03 ($) (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanger	39,065	578,752	3,040,061	2,425,800	48,069,751	12,600,076
Viault	0	0	743,391	735,060	8,808,629	3,803,941
Demeritt	58,682	1,170,299	575,113	750,108	7,301,894	3,973,117
Lawrence	0	0	149,395	788,168	1,319,708	5,299,568
Marshall	0	0	421,049	368,086	6,366,076	1,932,200

(a)	Value of unexercised options equals the fair market value of the shares underlying in-the-money options on May 23, 2003 ($46.475), less the exercise price, multiplied by the number of in-the-money options outstanding.

DEFINED BENEFIT RETIREMENT PLAN

Final Average Earnings (as defined)	10 Years of Service	15 Years of Service	20 Years of Service	25 Years of Service	30 or More Years of Service*
$300,000	$50,000	$75,000	$100,000	$125,000	$150,000
400,000	66,666	100,000	133,333	166,666	200,000
500,000	83,333	125,000	166,666	208,333	250,000
600,000	100,000	150,000	200,000	250,000	300,000
700,000	116,666	175,000	233,333	291,666	350,000
800,000	133,333	200,000	266,666	333,333	400,000
900,000	150,000	225,000	300,000	375,000	450,000
1,000,000	166,666	250,000	333,333	416,666	500,000
1,100,000	183,333	275,000	366,666	458,333	550,000
1,200,000	200,000	300,000	400,000	500,000	600,000
1,300,000	216,666	325,000	433,333	541,666	650,000
1,400,000	233,333	350,000	466,666	583,333	700,000
1,500,000	250,000	375,000	500,000	625,000	750,000
1,600,000	266,666	400,000	533,333	666,666	800,000
1,700,000	283,333	425,000	566,666	708,333	850,000
1,800,000	300,000	450,000	600,000	750,000	900,000
1,900,000	316,666	475,000	633,333	791,666	950,000
2,000,000	333,333	500,000	666,666	833,333	1,000,000
2,100,000	350,000	525,000	700,000	875,000	1,050,000
2,200,000	366,666	550,000	733,333	916,666	1,100,000
2,300,000	383,333	575,000	766,666	958,333	1,150,000
2,400,000	400,000	600,000	800,000	1,000,000	1,200,000
2,500,000	416,666	625,000	833,333	1,041,666	1,250,000
2,600,000	433,333	650,000	866,666	1,083,333	1,300,000
2,700,000	450,000	675,000	900,000	1,125,000	1,350,000
2,800,000	466,666	700,000	933,333	1,166,666	1,400,000
2,900,000	483,333	725,000	966,666	1,208,333	1,450,000
3,000,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,100,000	516,666	775,000	1,033,333	1,291,666	1,550,000

*No additional benefits accrue after 30 years of service.

     The preceding table sets forth the pension benefits payable under the Company’s tax-qualified Retirement Income Plan (the “RIP”) and Supplemental Retirement Plan to the persons named in the Summary Compensation Table (see page 31), showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. Because federal law limits the benefits that may be paid from a tax-qualified retirement plan like the RIP, the Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had the RIP not been subject to such maximum limitations. This table is based on the maximum benefit under the RIP of 50 percent of Final Average Earnings for a participant with 30 years of benefit service, less 50 percent of the employee’s projected Social Security benefit. Final Average Earnings is the average of the employee’s five highest years’ remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested restricted stock and stock units granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant’s age at the time of retirement and changes in the Social Security laws.

     The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP: S. W. Sanger, 29 years; R. G. Viault, 7 years; S. R. Demeritt, 33 years; J. A. Lawrence, 4 years; and S. S. Marshall, 8 years.

     In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer’s retirement plan and the benefit he receives from the combination of his previous employer’s plan and the Company’s plans.

CHANGE OF CONTROL ARRANGEMENTS

     The Company has agreements with some of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code Section 4999 or any similar tax. The Company has two nominally funded trusts to provide for payments under its nonqualified deferred compensation plans, including the directors’ compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about General Mills common stock that may be issued upon the exercise of stock options and vesting of stock units under all of the General Mills’ equity compensation plans in effect as of May 25, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders(1)	49,965,689	$34.53	646,970
Equity compensation plans not approved by security holders(2)	24,685,124	$42.21	1,188,739*

Total	74,650,813	$37.07	1,835,709

*If stockholders approve the 2003 Stock Compensation Plan, described beginning on page 26, no future awards will be made under this authority.

(1)	Includes stock options and stock units granted under the following shareholder-approved plans: Executive Incentive Plan, 1998 Senior Management Stock Plan and 2001 Compensation Plan for Non-Employee Directors and the following shareholder-approved plans, which have been discontinued: Stock Option and Long-Term Incentive Plan of 1988, 1990 Stock Plan for Non-Employee Directors, 1990 Salary Replacement Stock Option Plan, Stock Option and Long-Term Incentive Plan of 1993, 1995 Salary Replacement Stock Option Plan, and 1996 Compensation Plan for Non-Employee Directors. No awards may be granted under any of the discontinued plans.

Column (a) includes 170,937 stock units granted to key employees under the following plans: Executive Incentive Plan and Stock Option and Long-Term Incentive Plan of 1993. Column (c) excludes restricted stock units to be awarded under the Executive Incentive Plan. These amounts are tied to the amount of an executive’s incentive award, which is based on Company and individual performance. The Plan imposes a limit on the amount of an executive’s annual incentive award.

(2)	Column (a) includes all employee stock option grants made to a broad group of 9,232 employees in 1999 and 26,199 employees in 2002 as well as 119,552 stock units granted to or deferred by employees under the 1998 Employee Stock Plan. Also includes stock units, less stock distributions, which are attributable to (1) reinvested dividend equivalents paid on the stock units, (2) restricted stock granted under various stock plans and deferred under the Deferred Compensation Plan, and (3) the Company’s matching contributions credited on deferred stock units, which are equal to the value of the Company’s matching contributions that would have otherwise been made to an employee’s 401(k) Savings Plan account if the employee had not deferred receipt of the Company’s common stock under the Deferred Compensation Plan.

     1998 Employee Stock Plan.  In June 1998, the Board of Directors adopted the 1998 Employee Stock Plan, which became effective September 28, 1998. All employees of the Company are eligible to receive grants of stock options, restricted stock or restricted stock units under the Plan. Non-qualified stock options are available for grant under the Plan at an option price that is 100% of the fair market value on the date the option is granted. Stock options expire within 10 years and one month following the grant date and generally become exercisable in four years. Awards of restricted stock and restricted stock units under the Plan are limited to 15 percent of the authorized shares. The Plan contains provisions covering the treatment of stock options, restricted stock and stock units upon an employee’s resignation, retirement, or death, or in the event of a change of control of the Company. Twenty-eight million shares are authorized for issuance under the Plan. If stockholders approve the proposal on the 2003 Stock Compensation Plan, described beginning on page 26, no further awards will be granted under the 1998 Employee Stock Plan.

     Deferred Compensation Plan.  The Company’s Deferred Compensation Plan was approved by the Compensation Committee of the Board of Directors and became effective on May 1, 1984. The Plan is a non-qualified compensation plan that provides for the deferral of cash incentives, common stock, restricted stock and restricted stock units issued under the Company’s stock plans. An employee can elect to defer up to 100 percent of annual incentive compensation, receipt of shares of common stock resulting from a stock-for-stock exercise of stock options under the Company’s stock option plans and shares of common stock attributable to nonvested restricted stock or restricted stock units under the Company’s restricted stock plans. Certain key and highly compensated management employees of the Company are eligible to participate in the Plan.

     Deferred Cash or Stock Unit Account.  A deferred account is established for each participant making an election to defer compensation whether based on cash or common stock. A participant’s deferred cash account is credited monthly with a rate of return based on the investment performance of participant-selected 401(k) Savings Plan funds for the prior month. Dividend equivalent amounts can be paid out to the employee or credited to an employee’s account to reflect dividends paid on the Company’s common stock, based on the number of stock units deferred and credited to an employee’s deferred account. The Company credits the deferred account of each participant in the Plan with an additional amount, or in the case of a stock unit account additional stock units, equal to the value of the employer matching contributions that the Company would have otherwise made to the participant’s 401(k) Savings Plan account if the employee had not deferred compensation under the Plan.

     Provisions Covering Resignation, Retirement, Death and Change of Control. The Plan contains provisions covering the payout of deferred cash and stock unit accounts upon an employee’s resignation, retirement, death or change of control of the Company.

 OTHER MATTERS

 Questions and Answers about the Annual Meeting and Voting

Q:	Who is entitled to vote?
A:	Record holders of General Mills common stock at the close of business on July 24, 2003, and holders of Ralcorp Holdings, Inc. common stock eligible to be exchanged for General Mills common stock, may vote at the meeting. On July 24, 2003, 370,547,715 shares of common stock were outstanding and eligible to vote, including 8,242 shares of General Mills common stock set aside for the exchange of 30,612 shares of Ralcorp Holdings, Inc. common stock. The shares of common stock in the Company’s treasury on that date will not be voted.
Q:	How do I vote?
A:	If you are a stockholder of record or hold stock through the General Mills 401(k) Savings Plan, you may vote using any of the following methods:
  Via the Internet, by going to the web address http://www.eproxy.com/gis/ and following the instructions for Internet voting on the proxy card;
  If you reside in the United States and Canada, by dialing 1-800-240-6326 and following the instructions for telephone voting on the proxy card;
  By completing and mailing your proxy card; or
  By casting your vote in person at the meeting.

Telephone and Internet voting facilities for stockholders of record will close at noon EDT on Sunday, September 21, 2003.

If you return your signed proxy card or use Internet or telephone voting before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for 1) all of the nominees, 2) none of the nominees or 3) all of the nominees except those you designate. See Item No. 1 on page 1 and Nominees for the Board of Directors beginning on page 6. For the other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of all director nominees, FOR approval of the independent auditor and FOR approval of the 2003 Stock Compensation Plan.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be passed out during the meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the meeting.

Q:	What if I change my mind after I vote my shares?
A:	You can revoke your proxy at any time before it is voted at the meeting by
  Sending written notice of revocation to the Company Secretary;
  Submitting a properly signed proxy with a later date;

  Voting by telephone or via the Internet at a time following your prior telephone or Internet vote; or
  Voting in person at the annual meeting.

  You also may be represented by another person at the meeting by executing a proper proxy designating that person.

Q:	How will my Dividend Reinvestment Plan and General Mills 401(k) Savings Plan shares be voted?
A:	We have added the shares of common stock held by participants in the Company’s dividend reinvestment plan (including shares acquired through employee payroll deductions) to the participants’ other holdings shown on their proxy cards. If a stockholder has common stock in the General Mills 401(k) Savings Plan, the proxy also serves as voting instructions to the plan trustee. The plan trustee, Boston Safe Deposit and Trust Company, will vote allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.
Q:	What does it mean if I receive more than one proxy card?
A:	It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your shares.
Q:	What will happen if I do not vote my shares?
A:	If you do not submit a properly executed proxy card, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.
Q:	How many shares must be present to hold the meeting?
A:	At least half of General Mills’ outstanding common shares (including those shares set aside for the exchange of shares of Ralcorp Holdings, Inc. common stock) as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting if you
  Are present and vote in person at the meeting; or
  Have properly submitted a proxy card or voted over the telephone or the Internet on a timely basis.

Q:	How many votes are needed to approve each item?
A:	The vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for election as a director. This means that, since stockholders will be electing 14 directors, the 14 nominees receiving the most votes will be elected. Approvals of the appointment of the independent auditor and the 2003 Stock Compensation Plan each require the affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy.
Q:	How will voting on any other business be conducted?
A:	We do not know of any business to be considered at the 2003 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault to vote on such matters in their discretion.
Q:	How are the votes counted?
A:	You are entitled to cast one vote for each share of common stock you own. Although abstentions and proxies that withhold authority to vote on the election of directors are counted as present or represented at the meeting to determine whether there is a quorum under the Company’s bylaws, they are treated as shares not voted on a specific proposal.

  If you hold your shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal on which your broker does not have discretionary authority to vote. In this situation, a broker non-vote occurs. Broker non-votes effectively reduce the number of shares needed to approve a proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposals 1 through 3 at the annual meeting, if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf.

  The Company has a policy of confidential voting that applies to all shareholders, including General Mills employee-shareholders; Wells Fargo Bank Minnesota tabulates the votes received.

Q:	Where do I find the voting results of the meeting?
A:	We will publish the voting results in our Form 10-Q for the second quarter of fiscal 2004, which we will file with the Securities and Exchange Commission in January 2004. You can also go to our web site at www.generalmills.com.
Q:	How do I submit a stockholder proposal?
A:	If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 13, 2004. Please address your proposal to: Company Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440.

  Under our bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2004 annual meeting without having your proposal included in our Proxy Statement:

    You must notify the Company Secretary of General Mills in writing between May 25, 2004, and June 24, 2004.
    Your notice must contain the specific information required in our bylaws.

  Please note that these two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our Proxy Statement.

  If you would like a copy of our bylaws, we will send you one without charge. Please write to the Company Secretary of General Mills at the address shown above.

  Section 16(a): Beneficial Ownership Reporting Compliance

       Based on a review of reports filed with the SEC by General Mills directors and executive officers regarding their ownership of and transactions in General Mills common stock, which require filing with the SEC within two days following a transaction, and written representations from those officers and directors, General Mills believes that each has filed timely and complete reports under Section 16(a) of the Securities Exchange Act of 1934, except that the Company failed to timely file one report of a single transaction for each of Mr. Raymond Viault and Mr. Stephen Sanger, executive officers and directors of the Company, due to inadvertent administrative issues.

  Costs of Solicitation

       The Company will pay for preparation, printing and mailing this Proxy Statement. We have engaged Georgeson Shareholder Communications Inc. to help us solicit proxies from stockholders for a fee of $17,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

  Delivery and Viewing of Proxy Materials

       Delivery of Proxy Materials.  Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements.

       Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by writing to Wells Fargo Bank Minnesota, N.A. Shareowner Services, Attn: Data Maintenance/General Mills, P.O. Box 64854, St. Paul, MN 55164-0854, or call the Company at 1-800-245-5703. Each stockholder will continue to receive a separate proxy card or voting instruction card.

       If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

       Viewing of Proxy Materials Via the Internet.  We are able to distribute the Annual Report and Proxy Statement to General Mills stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you choose to view these materials online, you will continue to receive a proxy card in the mail. You may make this election when voting your proxy this year: simply follow the instructions to vote via the Internet or go directly to http://www.econsent.com/gis/ to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet web site address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

  Annual Report

       The 2003 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 25, 2003, was mailed to all stockholders entitled to vote at the annual meeting. If you have not received the Annual Report, please call 1-800-245-5703, and a copy will be sent to you without charge. You may also request a free copy by writing to the Company Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440.

  YOUR VOTE IS IMPORTANT!

       Please vote by phone, via the Internet or sign and promptly return your proxy card in the enclosed envelope.

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  APPENDIX A

  GENERAL MILLS, INC.

  COMMITTEE CHARTERS

  (As of June 2003)

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  GENERAL MILLS, INC.

  AUDIT COMMITTEE CHARTER

  Organization. The Audit Committee (“the Committee”) of General Mills, Inc. (the “Company”) is a standing committee of the Board of Directors. The Committee shall consist of not less than three, nor more than seven members of the Board. The members shall be elected annually by the Board of Directors, upon recommendation of the Corporate Governance Committee, with one member designated by the Board of Directors to be the Chair, and shall not be officers or employees of the Company or of any of its subsidiaries. Committee members shall be independent of management and free from material business relationships that might interfere with the exercise of independent judgment as Committee members and shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”), and rules and regulations of Securities and Exchange Commission (the “Commission”). At least one member of the Committee shall in the judgment of the Board of Directors be an audit committee financial expert as defined by the rules and regulations of the Commission and shall be financially literate and have accounting or financial management expertise in accordance with the listing standards of the New York Stock Exchange. Committee members shall not serve on the audit committees of more than two other public companies unless the Board of Directors determines that such service does not impair the member’s ability to serve on the Committee. The Committee members will satisfy such other requirements, including financial literacy, as may be specified by the Commission, the rules of the New York Stock Exchange or regulatory authorities.

  Meetings. The Committee shall meet at least four times annually and may, in its discretion, delegate specific responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  Statement of Policy. The Committee will assist the Board of Directors in fulfilling its oversight of

    The integrity of the Company’s financial statements and financial reporting process.
    The independence, qualifications and performance of the Company’s independent auditor.
    The adequacy of the Company’s accounting processes and financial controls.
    Compliance with applicable laws, regulations and the General Mills Employee Code of Conduct.
    The performance of the Company’s internal audit function.

  The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

  It is the responsibility of the Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors and the management of the Company. The Committee will report regularly to the Board of Directors and will review with the Board of Directors all significant issues discussed by the Committee and all recommendations that are to be acted upon by the full Board of Directors. The Committee shall have the resources, funding and authority necessary to discharge its responsibilities, including the authority to retain and compensate outside legal, accounting and other experts or consultants without seeking approval of the Board of Directors.

  Responsibilities. Specific responsibilities of the Committee include:

  Relationship of Independent Auditor and Independence

1.	To select and retain the independent auditor for the annual audit of the Company, and, if deemed appropriate, terminate and replace the independent auditor. The Committee shall have the sole authority to establish and approve the terms of the audit engagement, including the audit fees. The selection and retention of the independent auditor is solely the responsibility of the Committee and shall be subject to ratification by stockholders at the annual meeting. The independent auditor shall report directly to the Committee. The Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.
2.	To obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.
3.	To evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In conducting its review and analysis, the Committee shall take into account the opinions of management and internal auditors. The Committee shall also review and evaluate the lead engagement partner of the independent auditor and assure the regular rotation of the lead audit (or coordinating) partner responsible for the Company’s audit, as required by law. The Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.
4.	To establish Company guidelines to ensure that independence of the independent auditor from the Company is maintained.
5.	To review and recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the Company’s audit.
6.	To pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.
7.	Upon prior approval from the Committee and a determination that such services will not impair the auditor’s independence, the Company’s independent auditor is permitted to perform the following non-audit services:

  Review financial statements of the Company and its subsidiaries, joint ventures, equity investments, benefit plans and the General Mills Foundation.
  Prepare statutory tax returns for foreign operations.
  Prepare tax returns for designated employees on international assignment.
  Conduct due diligence reviews in connection with corporate transactions or investments.

  With the prior approval of the Committee, the Company’s independent auditor may perform other non-audit services not prohibited by law or regulation, up to a maximum of $1,000,000 in aggregate during a fiscal year. The Committee shall disclose all approved non-audit services in the Company’s periodic reports filed with the Commission.

  The Company’s independent auditor may not perform the following services for the Company:

  Bookkeeping or other services relating to the accounting records or financial statements of the Company.
  Financial information systems design or implementation.
  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.
  Actuarial services.
  Internal audit outsourcing services.
  Management functions or human resources.
  Broker or dealer, investment advisor, or investment banking services.
  Legal services and expert services unrelated to the audit.
  Any other services that the Public Company Accounting Oversight Board or the Commission determines, by regulation, is impermissible.
8.	To meet separately with the independent auditor with and without management present, to discuss the results of their audits and examinations, including any problems or difficulties encountered during the course of the audit, management’s responses and other matters the Committee or the independent auditor wish to discuss, and to review with the independent auditor the matters required to be discussed under generally accepted auditing standards relating to the conduct of the audit.

  Financial Statements and Disclosure Matters

1.	To discuss with senior management, the internal auditors and the independent auditor the adequacy and effectiveness of the Company’s accounting and financial controls, including actions taken in response to any material control deficiencies, and processes to monitor and manage business and financial risk and legal and ethical compliance.
2.	To discuss with management and the independent auditor significant changes proposed for the accounting policies of the Company, accounting, tax or financial reporting proposals or regulatory initiatives that have or may have a material effect on the Company’s financial situation and/or financial reports, the reasonableness of significant assumptions, accounting judgments or estimates utilized by the Company in connection with its financial statements, the effect of alternative GAAP methods on the Company’s financial statements, including the use and effect of off-balance sheet structures, if any, and a description of any transactions as to which management obtained advice from the independent auditor on the application of certain accounting principles.
3.	To review and discuss with management and the independent auditor the Company’s audited financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.
4.	To review with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of

  Financial Condition and Results of Operations, earnings press releases, earnings guidance provided to analysts and rating agencies, and other matters required to be discussed with the Committee by the independent auditor under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.	To review with management and the independent auditor disclosures by the Company’s Chief Executive Officer and Chief Financial Officer in connection with their personal certification of the Company’s periodic reports or annual financial statements.
6.	To discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
7.	To review and discuss quarterly reports from the independent auditor on
(a)	All critical accounting policies and practices to be used.
(b)	All alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.
9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
10.	To prepare any Committee report required to be included in the proxy statement for Company’s annual meeting of stockholders.

  Oversight of the Internal Audit Function
1.	To review the appointment and replacement of the senior internal audit executive.
2.	To review significant reports to management prepared by the internal audit department.
3.	To review and approve the audit plan, budget and staffing of the Company’s internal audit function and any changes in the scope of the internal audit for the coming year.

  Other Matters
1.	To receive assurance from the independent auditor that the Committee is adequately informed and no illegal acts have been detected requiring disclosure under law.
2.	To establish procedures for receiving, retaining and responding to issues raised in complaints received from employees of the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or other legal compliance matters.

3.	To review and discuss with the General Counsel legal matters that may have a material impact on the Company’s financial statements or its compliance policies.
4.	To review periodically the quality and depth of staffing in the Company’s auditing, accounting, and financial departments.
5.	To review and reassess the adequacy of this charter annually and to recommend any proposed changes to the Board of Directors for approval.
6.	To annually review the Committee’s own performance.

  GENERAL MILLS, INC.

  COMPENSATION COMMITTEE CHARTER

A.	Purpose. The purpose of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities relating to executive compensation and to produce the Committee’s report on executive compensation included in the Company’s annual Proxy Statement.
B.	Membership and Organization. The Compensation Committee shall consist of three or more members of the Board of Directors. The members of the Compensation Committee shall be appointed and may be removed by the Board of Directors. The Chair of the Compensation Committee will be selected by the Board of Directors.
Each member of the Compensation Committee shall be (a) “independent” as defined from time to time by the listing standards of the New York Stock Exchange; (b) a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934; and (c) an “outside director” as defined in Section 162(m) of the Internal Revenue Code.
The Compensation Committee may make such delegations of its authority and responsibilities, as it deems appropriate, and shall periodically review such delegations.
C.	Meetings. The Compensation Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as it determines. A majority of the members of the Committee shall constitute a quorum for transacting business at a meeting. The Committee may also take action by unanimous written consent.
D.	Duties and Responsibilities. The Committee will meet as appropriate to perform the following key duties and responsibilities:
1.	Provide ongoing oversight and final approval of the Company’s executive compensation and benefit practices and policies to ensure that they provide the appropriate motivation to achieve superior corporate performance and shareholder value.
2.	Review and approve goals and objectives for the Chief Executive Officer, conduct an annual performance evaluation of the Chief Executive Officer against these goals and objectives, and discuss the results of this review in executive session with the full Board of Directors.
3.	Recommend to the Board of Directors all compensation actions for the Chief Executive Officer based on its evaluation, including base salary changes, incentive targets and awards, restricted stock and stock option awards.
4.	Recommend to the Board of Directors appropriate compensation and benefit programs and levels for non-employee directors of the Company.
5.	Approve base salary amounts, incentive targets and awards, restricted stock and stock option awards for corporate officers who have been identified as “executive officers” subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934.
6.	Approve the Corporate Rating Schedule at the beginning of the fiscal year, and the Corporate Rating at the end of the fiscal year.
7.	Review periodic external competitive analyses to ensure the Company’s executive compensation levels and opportunities are in line with stated competitive objectives.
8.	Approve changes to any of the Company’s executive compensation and/or benefit plans that do not require shareholder approval and approve significant or philosophical changes to the Company’s broader-based compensation and benefit plans.

9.	Recommend to the Board of Directors the adoption of, or significant changes to, equity-based plans and incentive compensation plans and other executive compensation and benefit plans.
10.	Select and retain executive compensation consultants and/or other experts to provide the Committee independent counsel, as needed.
11.	Establish rules, regulations and perform all other management duties specifically required of the Committee by the provisions of any of the Company’s compensation or benefits plans.
12.	Supervise all compensation and benefits administrative matters, except those that may be specifically retained by the Board of Directors or delegated to the Benefit Finance Committee, including the appointment of individuals to serve as members of the Minor Amendment Committee and review of its annual reports.
13.	Prepare and submit to the Board of Directors periodic reports describing all actions taken by the Committee.
14.	Prepare an annual report to shareholders, included in the Company’s annual Proxy Statement, that describes the Company’s executive compensation philosophy, the major elements of the executive compensation program, changes to the Chief Executive Officer’s compensation, and any other information required by the Securities and Exchange Commission or deemed relevant by the Committee.
15.	Evaluate performance of the Committee annually.
16.	Perform all other duties and responsibilities delegated to the Committee by the Board of Directors.

  GENERAL MILLS, INC.

  CORPORATE GOVERNANCE COMMITTEE CHARTER

  The Corporate Governance Committee shall consist of at least four independent Directors and shall be responsible for reporting and recommending to the Board of Directors:

1.	Policy on composition, participation and size of the Board;
2.	Policy involving tenure and retirement of Directors;
3.	Candidates for election to the Board, including those recommended by stockholders. The Committee shall have sole authority to retain any search firm to identify Director candidates, including sole authority to approve the engagement terms;
4.	Policy and practices on corporate governance;
5.	Changes in the organization and procedures of the Board, including any changes based on periodic self-evaluations of Board practices;
6.	Director appointments to Board committees and selections for committee chairs;
7.	Such other matters as the Committee and/or the Chairman of the Board may recommend. The Committee shall have full authority to delegate any of its matters as it deems appropriate.

  The Committee shall have full authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

  The Committee shall review its charter and evaluate committee performance on an annual basis.

  GENERAL MILLS, INC.

  FINANCE COMMITTEE CHARTER

  The Finance Committee provides assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to the financing strategy, financial policies, and financial condition of the corporation.

  The Committee shall consist of at least three members of the Board, none of whom shall be currently employed by the corporation, and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment.

  The functions of the Committee, on behalf of the Board, shall be:

1.	To review and recommend to the Board financial policies and performance objectives as developed by management pertaining to:
  Earnings growth and return on equity
  Debt ratio, coverage, cash flow and credit rating
  Dividend policy
  Investment criteria, including capital investment hurdle rates
  Financial risk management strategies, including the use of derivatives
2.	To review changes to the capital structure of the corporation, including:
  Timing and maturities of debt, terms and interest rates of individual issues
  Considerations and recommendation to the Board on common stock sales, repurchases or splits as appropriate, and any changes in dividends
3.	To review banking relationships and lines of credit.
4.	To review for adequacy the insurance coverage on the corporation’s assets.
5.	To review tax strategies and potential tax law changes.
6.	To review, as appropriate, the financial impact to the corporation of employee benefit plans such as pension plans, ESOPs, 401(k)s and Employee Stock Purchase plans.
7.	To review annually the business plan from the perspective of funds flow, capital spending and financing requirements.
8.	To report all committee activities and findings to the Board, with recommendations for action, when appropriate.
9.	To review this charter annually.

  GENERAL MILLS, INC.

  PUBLIC RESPONSIBILITY COMMITTEE CHARTER

  RESOLVED, that the Public Responsibility Committee shall consist of five or more members of the Board of Directors.

  Acting as an arm of the Board of Directors, the broad functions of the Public Responsibility Committee are:

1.	To review public policy and social trends affecting the Company.
2.	To examine periodically the business practices of the Company which are susceptible to critical scrutiny by policy-makers and the public at large.
3.	To review the positions and major strategies pursued by the Company in its efforts to influence public policy.
4.	To monitor and evaluate the Company’s corporate citizenship programs and activities.
5.	To review the policies and practices of the Company to assure that they are consistent with the Company’s ethical obligations to employees, consumers and society.
6.	To report to the Board at the next Board meeting all significant issues discussed and recommendations to be acted upon by the full Board.

  APPENDIX B

  GENERAL MILLS, INC.

  2003 STOCK COMPENSATION PLAN

1.	PURPOSE OF THE PLAN

  The purpose of the General Mills, Inc. 2003 Stock Compensation Plan (the “Plan”) is to attract and retain able individuals by rewarding employees of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. has a significant equity or other interest) (collectively, the “Company”) and to align the interests of employees with those of the stockholders of the Company.

2.	EFFECTIVE DATE AND DURATION OF PLAN

  This Plan shall become effective as of October 1, 2003, subject to the approval of the stockholders of the Company at the Annual Meeting on September 22, 2003. Awards may be made under the Plan until December 31, 2005.

3.	ELIGIBLE PERSONS

  Only persons who are employees of the Company shall be eligible to receive grants of Stock Options, Restricted Stock or Restricted Stock Units (each defined below) and become “Participants” under the Plan. The Compensation Committee of the Company’s Board of Directors (the “Committee”) shall exercise the discretionary power to determine from time to time the employees of the Company who are eligible to participate in this Plan.

4.	AWARD TYPES
(a)	Stock Option Awards.Under this Plan, the Committee may award Participants options (“Stock Options”) to purchase common stock of the Company ($.10 par value) (“Common Stock”). The grant of a Stock Option entitles the Participant to purchase shares of Common Stock at an “Exercise Price” established by the Committee.
(b)	Stock Option Exercise Price.The Exercise Price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and may exceed the Fair Market Value on the grant date, at the Committee’s discretion. “Fair Market Value” shall equal the average of the high and low price of the Common Stock on the New York Stock Exchange on the date of grant.
(c)	Restricted Stock Awards.The Committee may also grant Participants shares of Common Stock or the right to receive shares of Common Stock subject to certain restrictions (“Restricted Stock” or “Restricted Stock Units”) (Stock Options, Restricted Stock and Restricted Stock Units are sometimes referred to as “Awards”).
5.	COMMON STOCK SUBJECT TO THE PLAN
(a)	Maximum Shares Available for Delivery.Subject to Section 5(c), the maximum number of shares of Common Stock available for issuance to Participants under the Plan shall be 15,000,000.

  In addition, any Common Stock covered by a Stock Option granted under the Plan, which is forfeited, cancelled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Common Stock available for grants under the Plan.

  If any Stock Option is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of the Stock Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for grants under the Plan. Upon forfeiture or termination of Restricted Stock or Restricted Stock Units prior to vesting, the shares of Common Stock subject thereto shall again be available for Awards under the Plan.
(b)	Individual Share Limits. The number of shares of Common Stock subject to Stock Options or available for Restricted Stock or Restricted Stock Unit Awards granted under the Plan to any single Participant over the duration of the Plan shall not exceed 10 percent of the total number of shares available under the Plan.
(c)	Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has occurred affecting the Common Stock such that an adjustment or adjustments to outstanding Awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant. For this purpose a corporate transaction includes, but is not limited to, any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding Stock Options.
(d)	Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:
(i)	The total number of shares of Common Stock that shall be available for Restricted Stock and Restricted Stock Unit Awards under the Plan shall be limited to 25% of the total shares authorized for Awards hereunder.
(ii)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
(iii)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
(e)	Stock Deposit Requirements and other Restrictions. The Committee, in its discretion, may require as a condition to the grant of Awards, the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such grants, if such deposit is not made or maintained during the required holding period. Such shares of deposited Common Stock may not be otherwise sold or disposed of during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option shall be restricted in any manner.
6.	STOCK OPTION TERM AND TYPE
(a)	General. Stock Options granted under the Plan shall be Non-Qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). The term of any Stock Option granted under the Plan shall be determined by the Committee, provided that the term of a Stock Option shall not exceed 10 years and one month.
(b)	No Reload Rights. Stock Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
(c)	No Repricing. Subject to Section 5(c), outstanding Stock Options granted under this Plan shall under no circumstances be repriced.
7.	GRANT, EXERCISE AND VESTING OF STOCK OPTIONS
(a)	Grant. Subject to the limits otherwise imposed by the terms of this Plan, the Committee has discretionary authority to determine the size of a Stock Option grant, which may be tied to meeting performance-based requirements.
(b)	Exercise. Except as provided in Sections 11 and 12 (Change of Control and Termination of Employment), each Stock Option may be exercised only in accordance with the terms and conditions of the Stock Option grant and during the periods as may be established by the Committee. A Participant exercising a Stock Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company.
(c)	Vesting. Stock Options shall not be exercisable unless vested. Subject to Sections 11 and 12 Stock Options shall be fully vested only after four years of the Participant’s continued employment with the Company following the date of the Stock Option grant.
(d)	Payment. The Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rule or regulation adopted by the Committee:
(i)	in cash (including check, draft, money order or wire transfer made payable to the order of the Company);
(ii)	through the tender of shares of Common Stock owned by the Participant (by either actual delivery or attestation); or
(iii)	by a combination of (i) and (ii) above.
For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.
(e)	Deferrals. The Committee may permit or require Participants to defer receipt of any Common Stock issuable upon exercise of a Stock Option, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.
8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  Restricted Stock and Restricted Stock Units may be awarded on either a discretionary or performance-based method.

(a)	Discretionary Awards. With respect to discretionary Awards of Restricted Stock and Restricted Stock Units, the Committee shall
(i)	Select Participants to whom Awards will be made;
(ii)	Determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded to a Participant;

(iii)	Determine the length of the restricted period, which shall be no less than four years;
(iv)	Determine the purchase price, if any, to be paid by the Participant for Restricted Stock or Restricted Stock Units; and
(v)	Determine any restrictions other than those set forth in this Section 8.
(b)	Performance-Based Awards. With respect to Awards of performance-based Restricted Stock and Restricted Stock Units, the intent is to grant such Awards so as to satisfy the requirements for “qualified performance-based compensation” under Internal Revenue Code section 162(m). Performance-based Awards are subject to the following:
(i)	The Committee has exclusive authority to determine which Participants may be awarded performance-based Restricted Stock and Restricted Stock Units.
(ii)	In order for any Participant to be awarded Restricted Stock or Restricted Stock Units for a Performance Period (defined below), the net earnings from continuing operations excluding items identified and disclosed by the Company as non-recurring or special costs and after taxes (“Net Earnings”) of the Company for such Performance Period must be greater than zero.
(iii)	At the end of the Performance Period, if the Committee determines that the requirement of Section 8(b)(ii) has been met, each Participant eligible for a performance-based Award shall be deemed to have earned an Award equal in value to the Maximum Amount, or such lesser amount as the Committee shall determine in its discretion to be appropriate. The Committee may base this determination of grant size on performance-based criteria. For purposes of computing the value of Awards, each Restricted Stock or Restricted Stock Unit shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date the Award is granted.
(iv)	In addition to the limitation on the number of shares of Common Stock available for Awards under section 5(b) hereof, in no event shall the total value of the performance-based Restricted Stock or Restricted Stock Unit Award granted to any Participant for any one Performance Period exceed 0.5 percent of the Company’s Net Earnings for that Performance Period (such amount is the “Maximum Amount”).
(v)	The Committee shall determine the length of the restricted period which, subject to Sections 11 and 12, shall be no less than four years.
(vi)	“Performance Period” means a fiscal year of the Company, or such other period as the Committee may from time to time establish.

  Subject to the restrictions set forth in this Section 8, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

  Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to each such Participant that number of shares of Common Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; provided, however, that quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock.

The Committee may permit Participants to defer receipt of any Common Stock issuable upon the lapse of any restriction of Restricted Stock or Restricted Stock Units, subject to such rules and procedures as it may establish.
9.	TRANSFERABILITY OF AWARDS
Except as otherwise provided by rules of the Committee, no Stock Options shall be transferable by a Participant otherwise than (i) by the Participant’s last will and testament or (ii) by the applicable laws of descent and distribution, and such Stock Options shall be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. Except as otherwise provided in Section 8, no shares of Restricted Stock and no Restricted Stock Units shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period.
10.	TAXES
Whenever the Company issues Common Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, upon the election of the Participant, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.
11.	CHANGE OF CONTROL
Each outstanding Stock Option shall become immediately and fully exercisable for a period of one (1) year following the date of the following occurrences, each constituting a “Change of Control”:
(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or
(b)	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
After such one (1) year period the normal Stock Option exercise provisions of the Plan shall govern. Notwithstanding any other provision of the Plan, but subject to Section 6, in the event a Participant’s employment with the Company is terminated within two (2) years of any of the events specified in (a), (b), (c) or (d), all outstanding Stock Options of such Participant at that date of termination shall be exercisable for a period of six (6) months beginning on the date of termination.
With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights, the deposit requirement shall be terminated as of the date of the Change of Control.
In the event of a Change of Control, a Participant shall vest in all shares of Restricted Stock and Restricted Stock Units, effective as of the date of such Change of Control.
12.	TERMINATION OF EMPLOYMENT
(a)	Resignation or Termination for Cause. If the Participant’s employment by the Company is terminated by either
(i)	the voluntary resignation of the Participant, or
(ii)	a Company discharge due to Participant’s illegal activities, poor work performance, misconduct or violation of the Company’s Code of Conduct, policies or practices, then Participant’s Stock Options shall terminate three months after such termination (but in no event beyond the original full term of the Stock Options) and no Stock Options shall become exercisable after such termination, and all shares of Restricted Stock and Restricted Stock Units which are subject to restriction on the date of termination shall be forfeited.
(b)	Other Termination. If the Participant’s employment by the Company terminates for any reason other than specified in Sections 11, 12 (a), (c), (d) or (e), the following rules shall apply:
(i)	In the event that, at the time of such termination, the sum of the Participant’s age and service with the Company equals or exceeds 70, the Participant’s outstanding Stock Options shall continue to become exercisable according to the schedule established at the time of grant unless otherwise provided in the applicable Award agreement, and all shares of Restricted Stock and Restricted Stock Units shall vest. Stock Options shall remain exercisable for the remaining full term of such Stock Options.
(ii)	In the event that, at the time of such termination, the sum of Participant’s age and service with the Company is less than 70, Participant’s outstanding unexercisable Stock Options and unvested Restricted Stock and Restricted Stock Units shall become exercisable or vest, as the case may be, as of the date of termination, in a pro-rata amount based on the full months of employment completed during the full vesting period from the date of grant to the date of termination with such newly-vested Stock Options and Stock Options exercisable on the date of termination remaining exercisable for the lesser of one year from the date of termination and the original full term of the Stock Option. All other Stock Options, shares of Restricted Stock and Restricted Stock Units shall be forfeited as of the date of termination. Provided, however, that if the Participant is an executive officer of the Company, the Participant’s outstanding Stock Options which, as of the date of termination are not yet exercisable, shall become exercisable effective as of the date of such termination and, with all outstanding Stock Options already exercisable on the date of termination, shall remain exercisable for the lesser of one year following the date of termination and the original full term of the Stock Option, and all shares of Restricted Stock and Restricted Stock Units shall vest as of the date of termination.
(c)	Death. If a Participant dies while employed by the Company, any Stock Option previously granted under this Plan shall fully vest and become exercisable upon death and may be exercised by the person designated in such Participant’s last will and testament or, in the absence of such designation, by the Participant’s estate.
With respect to Stock Options which require the deposit of owned Common Stock as a condition to obtaining exercise rights, in the event a Participant dies while employed by the Company, such Stock Options may be exercised as provided in the first paragraph of this Section 12(c) and any deposit requirement shall be terminated.
A Participant who dies while employed by the Company during any applicable restricted period, shall fully vest in such shares of Restricted Stock or Restricted Stock Units, effective as of the date of death.
(d)	Retirement. The Committee shall determine, at the time of grant, the treatment of the Stock Options, Restricted Stock and Restricted Stock Units upon the retirement of the Participant. Unless other terms are specified in the original Grant, if the termination of employment is due to a Participant’s retirement on or after age 55, the Participant may exercise a Stock Option, subject to the original terms and conditions of the Stock Option and shall fully vest in all shares of Restricted Stock or Restricted Stock Units effective as of the date of retirement (unless any such Award specifically provides otherwise).

(e)	Spin-offs. If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of all outstanding Awards under the Plan.
13.	ADMINISTRATION OF THE PLAN
(a)	Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 13.
(b)	Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.
(c)	Powers of Committee. The authority to manage and control the operations and administration of the Plan shall be vested in the Committee, subject to the following:
(i)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the eligible Company employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 14) to cancel or suspend Awards. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
(ii)	The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(iii)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(iv)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.
(d)	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
14.	AMENDMENTS OF THE PLAN
The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, where required, the Committee may at any time terminate, amend, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders which would
(a)	except as provided in Section 5(c), materially increase the number of shares which may be issued under the 2003 Plan;
(b)	permit granting of Stock Options at less than Fair Market Value;

(c)	except as provided in Section 5(c), permit the repricing of outstanding Stock Options; or
(d)	amend the maximum shares set forth in Section 5(b) which may be granted to any single Participant.
No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Award without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.
15.	FOREIGN JURISDICTIONS

The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Awards under the Plan.
16.	NON-ALIENATION OF RIGHTS AND BENEFITS.

Subject to Section 9, no right or benefit under the Plan shall be subject to alienation, sale, assignment, pledge, or encumbrance and any attempt to do so shall be void. No right or benefit under the Plan be subject to the debts, contacts, liabilities or torts of the person entitled to such rights or benefits.
17.	LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY. Nothing in the Plan shall be construed
(a)	to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Plan Committee;
(b)	to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;
(c)	to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or
(d)	to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.
Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement.
18.	NO LOANS The Company shall not lend money to any Participant to finance a transaction under this Plan.
19.	NOTICES
All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

  Attention: Corporate Compensation
  General Mills, Inc.
  Number One General Mills Boulevard
  Minneapolis, MN 55426

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  APPENDIX C

  GENERAL MILLS, INC. BOARD OF DIRECTORS

  CODE OF CONDUCT

  Leading by Example

  As a championship company, General Mills is committed to demonstrating the high standards of ethical behavior expected by consumers, customers, shareholders and employees around the world. The Board of Directors is accountable for establishing the framework that creates General Mills’ culture of integrity. The Board’s Audit Committee specifically oversees compliance by the Company and its employees with laws, regulations, the Employee Code of Conduct and the Company’s policies. Board members are responsible for complying with laws and regulations, including insider trading rules relating to securities transactions and reporting as well as avoiding behavior that might compromise the Company’s success.

  While no policy can anticipate every situation, the following Code of Conduct serves as ethical decision-making guidelines for the Board. Each director should comply with the letter and spirit of this Code of Conduct.

  Avoiding Conflicts of Interest

  Directors should avoid any conflicts between their interests and the Company’s interests. A conflict of interest can occur when a director’s personal interest is adverse to the interests of the Company or when a director (or a family member1 ) receives improper personal benefits as a result of his/her position as a director. To avoid any appearance of impropriety, directors must hold themselves to the highest ethical standards, understanding that the perception of a conflict can be as damaging as an actual conflict of interest.

  It is difficult to describe all possible conflicts of interest, but several of the more common conflicts are listed below.

    Business Relationships.  Directors should always act in the Company’s best interests and in a manner that contributes to positive relationships with customers, suppliers, partners and others with whom General Mills does or proposes to do business.
    Compensation from Non-Company Sources.  Directors may not accept compensation (in any form) from any source other than General Mills for services performed for the Company.
    Gifts.  Directors and members of their families may accept gifts of nominal value as long as they aren’t being made to influence the directors’ actions and don’t create the appearance of a conflict of interest.
    Personal Use of Company Assets.  Directors may occasionally use Company assets and labor for personal reasons if they limit the use to nominal value or get approval from the chair of the Corporate Governance Committee, or as part of the compensation and expense reimbursement program available to all directors.

(1)	Family member includes spouse, parents, children, siblings and mother- and father-in-law, sisters- and brothers-in-law and sons- and daughters-in-law.

  C-1

  Pursuing Business Opportunities

  Directors may not compete for, or pursue either personally or on behalf of another firm, company business opportunities, including opportunities that are discovered through the use of General Mills’ property, information or their position as a director. A director may, however, pursue an opportunity that relates to the Company’s business if the Company’s disinterested directors determine that General Mills will not pursue it.

  Maintaining Confidentiality

  It is essential to handle all non-public General Mills information carefully and appropriately. Directors should maintain the confidentiality of Company information entrusted to them, regardless of the source. Directors may disclose certain non-public information if it is legally mandated or the director has the authority to do so.

  Asking Questions; Reporting Violations

  Directors should promote ethical behavior and take steps to encourage employees to talk to supervisors when in doubt about a particular situation and appropriately report violations of laws, regulations and the Employee Code of Conduct, and let employees know that those who make good faith reports of questionable practices will be protected from retaliation.

  If directors have questions or suspect a violation of this Code, they should talk to the chair of the Corporate Governance Committee. The Corporate Governance Committee (or a designate) will investigate violations and take appropriate action. Waivers of this Code may be made only by the Corporate Governance Committee and must be disclosed in accordance with applicable legal and stock exchange requirements. Directors who are also Company officers should use the Employee Code of Conduct, along with this Code, as their guide.

  C-2

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  Notice of 2003 Annual Meeting of Stockholders
  and
  Proxy Statement

  GENERAL MILLS, INC.

  ANNUAL MEETING OF STOCKHOLDERS

  Monday, September 22, 2003
  11:00 A.M. (Central Daylight Time)

  The Children's Theatre Company
  2400 Third Avenue South
  Minneapolis, MN

General Mills, Inc.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy 2003

  I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 22, 2003 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

  (continued, and to be signed and dated on reverse side)

COMPANY # CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR PROXY
Vote By Phone (From the U.S. and Canada) 1-800-240-6326	Vote Via Internet http://www.eproxy.com/gis/	Vote By Mail

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros, and then follow the simple instructions.
	Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave this field blank.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, Sunday, September 21, 2003.
IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

 1. ELECTION OF 01 Stephen R. Demeritt         02 Livio D. DeSimone          [ ] FOR all listed [ ] WITHHOLD
    DIRECTORS:  03 William T. Esrey            04 Raymond V. Gilmartin           nominees           AUTHORITY
                05 Judith R. Hope              06 Robert L. Johnson              (except as         to vote for all listed
                07 John M. Keenan              08 Heidi G. Miller                marked below)      nominees
                09 Hilda Ochoa-Brillembourg    10 Stephen W. Sanger
                11 A. Michael Spence           12 Dorothy A. Terrell
                13 Raymond G. Viault           14 Paul S. Walsh

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),     --------------------------------------------
WRITE THE NUMBER(S) OF THAT INDIVIDUAL(S) IN THE BOX PROVIDED TO THE RIGHT.)    |                                          |
                                                                                --------------------------------------------

2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR. [ ]For  [ ] Against   [ ] Abstain

3. ADOPTION OF THE GENERAL MILLS, INC. 2003 STOCK COMPENSATION PLAN. [ ]For  [ ] Against   [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

SIGN-UP TODAY TO VIEW FUTURE PROXY STATEMENTS AND ANNUAL REPORTS VIA THE
INTERNET, INSTEAD OF RECEIVING THEM BY MAIL. TO REGISTER, FOLLOW INSTRUCTIONS
FOR INTERNET VOTING OR REGISTER YOUR CONSENT DIRECTLY BY GOING TO
http://www.econsent.com/gis/.
----------------------------

Address Change? Mark Box [ ] Indicated changes below.

                                               Dated _______________________________
                                               -------------------------------------
                                               |                                   |
                                               |                                   |
                                               -------------------------------------
                                               Signature(s) of Stockholder(s) in Box

                                               PLEASE SIGN exactly as name appears at
                                               left. Joint owners should each sign.
                                               Executors, administrators, trustees, etc.
                                               should so indicate when signing. If
                                               signer is a corporation, please sign full
                                               name by duly authorized officer.

  General Mills, Inc. ANNUAL MEETING OF STOCKHOLDERS Monday, September 22, 2003 11:00 A.M. (Central Daylight Time) The Children's Theatre Company 2400 Third Avenue South Minneapolis, MN

Proxy 2003

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 22, 2003 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

  (continued, and to be signed and dated on reverse side)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

 1. ELECTION OF 01 Stephen R. Demeritt         02 Livio D. DeSimone          [ ] FOR all listed [ ] WITHHOLD
    DIRECTORS:  03 William T. Esrey            04 Raymond V. Gilmartin           nominees           AUTHORITY
                05 Judith R. Hope              06 Robert L. Johnson              (except as         to vote for all listed
                07 John M. Keenan              08 Heidi G. Miller                marked below)      nominees
                09 Hilda Ochoa-Brillembourg    10 Stephen W. Sanger
                11 A. Michael Spence           12 Dorothy A. Terrell
                13 Raymond G. Viault           14 Paul S. Walsh

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),     --------------------------------------------
WRITE THE NUMBER(S) OF THAT INDIVIDUAL(S) IN THE BOX PROVIDED TO THE RIGHT.)    |                                          |
                                                                                --------------------------------------------

2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR. [ ]For  [ ] Against   [ ] Abstain

3. ADOPTION OF THE GENERAL MILLS, INC. 2003 STOCK COMPENSATION PLAN. [ ]For  [ ] Against   [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

                                               Dated _______________________________
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                                               Signature(s) of Stockholder(s) in Box

                                               PLEASE SIGN exactly as name appears at
                                               left. Joint owners should each sign.
                                               Executors, administrators, trustees, etc.
                                               should so indicate when signing. If
                                               signer is a corporation, please sign full
                                               name by duly authorized officer.

  GENERAL MILLS, INC.
  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
  MONDAY, SEPTEMBER 22, 2003

  August 11, 2003

  Dear Stockholder:

  The Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 22, 2003, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota for the following purposes:

1)	To elect 14 directors;
2)	To approve KPMG LLP as independent auditor for fiscal year 2004;
3)	To approve the General Mills, Inc. 2003 Stock Compensation Plan; and
4)	To act on any other proper business of the meeting.

  Record Date
  July 24, 2003 has been fixed as the record date for determining stockholders who are entitled to vote at the annual meeting. If you held General Mills common stock on that date, or held shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the Company’s 1997 acquisition of the Ralcorp branded cereal and snack businesses, you can vote at the annual meeting.

  Duplicate Mailings of Proxy Materials
  Many stockholders have asked us to help eliminate the amount of duplicate materials being delivered to their household. In May 2003, we sent a letter to you asking whether you wanted to continue receiving more than one set of proxy materials at your address. Since you did not object to receiving a single copy of our Annual Report and Proxy Statement, only one copy of these materials has been mailed to your address. Each General Mills stockholder residing at your address, however, will receive a separate proxy card in its own envelope. Stockholders who instructed us to continue sending a duplicate set of the Annual Report and Proxy Statement have been mailed a complete set of materials.

  Enclosed is a proxy card and voting instructions. Please review the Annual Report and Proxy Statement that have been mailed to your household before voting on the proposals set forth on the proxy card. You may vote by mail, telephone or via the Internet as instructed on the card. Please contact Wells Fargo Shareowner Services at 1-877-602-7615 or 651-450-4104 if you have not received all proxy cards for your household by September 1, 2003. If you would like to receive a duplicate set of proxy materials, you may contact Wells Fargo Shareowner Services directly.

  Sincerely,

  Siri S. Marshall, Secretary

PLEASE NOTE THAT ONLY ONE COPY OF OUR ANNUAL REPORT AND PROXY STATEMENT HAS BEEN MAILED, IN A SEPARATE ENVELOPE, TO YOUR HOUSEHOLD.

  Kathleen M. Curran
  Manager, Corporate
  Secretary’s Office
  and Assistant Secretary
  Telephone: (763) 764-5676
  Facsimile: (763) 764-5011

  August 11, 2003

  Dear Stockholder:

  On January 31, 1997, General Mills purchased the branded cereal and snack food businesses of Ralcorp Holdings, Inc. and you, as a Ralcorp shareholder, became entitled to receive General Mills common stock in exchange for your Ralcorp stock.

  Our records show that you have not yet exchanged your Ralcorp shares (these are the green certificates) for General Mills shares. Until that exchange is made, we cannot pay General Mills dividends to you. Since the Ralcorp acquisition, we have paid $9.76 in dividends per General Mills share. Your dividends are being held for you and will be paid at the time you exchange your shares.

  We encourage you to exchange your Ralcorp shares. If no exchange is made, we are required by law to turn over the shares and accumulated dividends to the state of last known address as unclaimed property, based on each state’s escheat schedule.

  If you have questions about how to exchange your shares or you have lost your letter of transmittal, please call Wells Fargo Shareowner Services (formerly Norwest) at 1-800-380-1372 or 651-450-2448. We look forward to serving your needs as a General Mills stockholder.

  Very truly yours,

  Kathleen M. Curran

                            2003 PHONE VOTING SCRIPT
                              PROPOSAL BY PROPOSAL

-------------- -----------------------------------------------------------------
SPEECH 1       Welcome. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card.

               IF NOT ENTERING AFTER ONE OR TWO PROMPTS,
               Please enter your three digit company number now.

               IF NOT ENTERING AFTER THREE PROMPTS,
               I'm sorry. You are experiencing problems. Please call again later or sign your proxy card and return it in the postage-paid
               envelope.
-------------- -----------------------------------------------------------------
SPEECH 2       Please enter your seven digit NUMERIC Control Number that is located in the box, directly under your company number.
-------------- -----------------------------------------------------------------
SPEECH 2A      IF INCORRECT CONTROL NUMBER HAS BEEN ENTERED,

               I'm sorry. That was an incorrect control number. Please reenter the seven digit numeric control number now.

               IF INCORRECTLY ENTERED THREE TIMES,
               I'm sorry. The control numbers you entered were
               invalid. Please call again later or sign your proxy
               card and return it in the postage-paid envelope.

               IF NOT ENTERING AFTER ONE OR TWO PROMPTS,
               Please enter your seven digit control number now.

               IF NOT ENTERING AFTER THREE PROMPTS,
               I'm sorry. You are experiencing problems. Please
               call again later or sign your proxy card and return
               it in the postage-paid envelope.

               WHEN CORRECTLY ENTERED, SYSTEM GOES TO SPEECH 3.
-------------- -----------------------------------------------------------------
SPEECH 3       Please enter the last four digits of the social security number for this account. If there is no social security number for this account, please enter four zeros.

               IF INCORRECT SOCIAL SECURITY NUMBER HAS BEEN ENTERED,

               I'm sorry. That was an incorrect social security
               number. Please reenter the four digit numeric social
               security number now.

               IF INCORRECTLY ENTERED THREE TIMES,
               I'm sorry. The social security number you entered
               was invalid. Please call again later or sign your
               proxy card and return it in the postage-paid
               envelope.

-------------- -----------------------------------------------------------------

-------------- -----------------------------------------------------------------
SPEECH 3A      To vote as the General Mills, Inc. Board recommends on ALL proposals - Press 1 now. To vote on each proposal separately,
               Press 0 now.

               IF 1 IS PRESSED, SYSTEM GOES TO CLOSING A. IF 0 IS PRESSED,
               SYSTEM GOES TO SPEECH 4.
-------------- -----------------------------------------------------------------
SPEECH 4       Proposal 1:

               To vote for ALL Nominees, Press 1; to Withhold from all Nominees,
               Press 9; To withhold from an individual nominee, Press 0.
               Make your selection now.

               IF 1 IS PRESSED, SYSTEM GOES TO SPEECH 6. IF 9 IS PRESSED, SYSTEM
               GOES TO SPEECH 6. IF 0 IS PRESSED, SYSTEM GOES TO SPEECH 5.
-------------- -----------------------------------------------------------------
SPEECH 5       Enter the two digit number that appears next to the nominee you
               DO NOT wish to vote for. Make your selection now.

               Press 1 to withhold from another Nominee or Press 0 if you have completed voting on Directors.

               SUBSET: IF 1 - REPEAT SUBSET - "ENTER THE TWO....."
                       IF 0 - GO TO PROPOSAL 2, SPEECH 6.
-------------- -----------------------------------------------------------------
SPEECH 6       Proposal 2:
               To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.
               IF 1, 9 OR 0 PRESSED, GO TO SPEECH 7.
-------------- -----------------------------------------------------------------
SPEECH 7       Proposal 3:
               To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.
               IF 1,9 OR 0 PRESSED, GO TO CLOSING B.
-------------- -----------------------------------------------------------------
CLOSING A      You have voted as the Board recommended. If this is correct,
               Press 1; if incorrect, Press 0.

               IF 1 IS PRESSED, GO TO SPEECH 9. IF 0 IS PRESSED, GO TO SPEECH
               10.
-------------- -----------------------------------------------------------------
CLOSING B      Your votes have been cast as follows:
               Proposal 1 - For All - Withhold All - For All Except___
               Proposal 2 - For, Against, Abstain
               Proposal 3 - For, Against, Abstain

               If this is correct, Press 1; if incorrect, Press 0.

               IF 1 IS PRESSED, GO TO SPEECH 9. IF 0 IS PRESSED, GO TO SPEECH 8.
-------------- -----------------------------------------------------------------
SPEECH 8       Your votes have been canceled.  Please call again, or mark, sign, date and return your proxy card in the envelope provided.
               Goodbye.
-------------- -----------------------------------------------------------------
SPEECH 9       Thank you for voting.
-------------- -----------------------------------------------------------------

[LOGO] General Mills

WELCOME TO GENERAL MILLS, INC.'S ELECTRONIC VOTING.

Please enter and submit the 3 digit company number, the 7 digit control number from the top of the card you received by mail along with the Proxy Statement and the last four digits of the U. S. Social Security Number or Tax Identification
Number for this account.

Enter the last four digits of your U. S. Social Security or Tax Identification number. If you do not have a U. S. Social Security or Tax Identification number, please leave blank.

[Submit]

[------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE
PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

                                       1

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING SITE

The control number or the company number or the U. S. Social Security Number/Tax
Identification Number that you entered was not recognized. Please use the Back button on your browser, enter the appropriate information and click on the
Proceed button.

------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE
PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

                                       2

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING SITE

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Wells Fargo Shareowner
Services, General Mills, Inc.'s transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.

------------------------- ----------------------- --------------------
       Stockholder          Source of Shares        Number of Shares
------------------------- ----------------------- --------------------
Name Line                    Share Source 1            1,000.1250
Address Line                 Share Source 2              200.0000
City, State Zip Line
------------------------- ----------------------- --------------------

The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the SUBMIT YOUR VOTE button. Voting is explained in the Proxy Statement which you received by mail.

                                    [Proceed]

--------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE
PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

                                       3

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING SITE

The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the SUBMIT YOUR VOTE button. The items to be voted are explained in the Proxy
Statement which you received by mail.

                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           Monday, September 22, 2003
                       11:00 a.m. (Central Daylight Time)

                         The Children's Theatre Company
                             2400 Third Avenue South
                                 Minneapolis, MN

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Stephen W. Sanger, Stephen R. Demeritt and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 22, 2003 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions below and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

If you click on the "Submit Your Vote" button without direction on any matter, the proxy will be voted "FOR" Items 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

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                                       4

YOU MAY VOTE YOUR SHARES IN ONE OF TWO WAYS:

     o    You may submit your vote as the Board of Directors recommends by clicking this button. [SUBMIT YOUR VOTE]

     o    You may vote on each proposal separately by making your selections below.

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1. Election of directors:        / / FOR all nominees      / / WITHHOLD from all
                                     Except as Noted           nominees
                                     Below

BOARD RECOMMENDS A VOTE FOR

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee's name below.)

/ /     01     Stephen R. Demeritt
/ /     02     Livio D. DeSimone
/ /     03     William T. Esrey
/ /     04     Raymond V. Gilmartin
/ /     05     Judith R. Hope
/ /     06     Robert L. Johnson
/ /     07     John M. Keenan
/ /     08     Heidi G. Miller
/ /     09     Hilda Ochoa-Brillembourg
/ /     10     Stephen W. Sanger
/ /     11     A. Michael Spence
/ /     12     Dorothy A. Terrell
/ /     13     Raymond G. Viault
/ /     14     Paul S. Walsh

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2. Approval of appointment of KPMG LLP     / / For   / / Against   / / Abstain
   as independent auditor.

   BOARD RECOMMENDS A VOTE FOR

3. Adoption of General Mills, Inc.        / / For   / / Against   / / Abstain
   Stock Compensation Plan.

   BOARD RECOMMENDS A VOTE FOR

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THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED
"FOR" ITEMS 1, 2 AND 3.

If you are a joint owner of the shares being voted, by clicking the SUBMIT YOUR
VOTE button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the SUBMIT YOUR VOTE button, you attest that you have the authority to authorize this proxy.

After making your selections above, you may submit your vote by clicking this
SUBMIT YOUR VOTE button

[SUBMIT YOUR VOTE]

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

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[LOGO] General Mills

VOTING SUMMARY

The submission of your electronic proxy is now complete, and is summarized below.

Company Number:   [                  ]

Your Control Number:  [                  ]

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1. Election of directors:
YOU VOTED: FOR ALL NOMINEES

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2. Approval of appointment of KPMG LLP as independent auditor:
YOU VOTED FOR: FOR

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3. Adoption of the General Mills, Inc. 2003 Stock Compensation Plan:
YOU VOTED: FOR

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If this IS NOT how you intended to vote, please use the back function of your browser to return to the card and correct your vote. If this IS how you intended to vote, please select the proceed button below.

                                     PROCEED

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YOUR VOTE HAS BEEN CAST.
Please take a moment to review the options below:

[Explanation About Participation in Electronic Consent Process for Delivery of
Future Proxy Materials Electronically and Link to Consent Site.]

                                       7

You can now vote another proxy card or exit to the General Mills, Inc. homepage
or Wells Fargo Shareowner Services' homepage       -------------------
   --------------------------------

                           VOTE ANOTHER PROXY

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Thank you for your attention.

Sincerely,

General Mills, Inc.

ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE
PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

                                       8